PROSPECTUS	EXHIBIT 2(b).9.1
National Grid USA
(incorporated in the State of Delaware, United States of America)
Euro 4,000,000,000
Euro Medium Term Note Programme
Under the Euro Medium Term Note Programme (the “Programme”) described in this prospectus (the “Prospectus”), National Grid USA (the “Issuer”), subject to compliance with all relevant laws, regulations and directives, may from time to time issue debt instruments (the “Instruments”) denominated in any currency agreed between the Issuer, the Trustee and the relevant Dealer (as defined below). The aggregate nominal amount of Instruments outstanding will not at any time exceed Euro 4,000,000,000 (or its equivalent in other currencies). The Instruments will only be issued in bearer form.
Application has been made to the Financial Services Authority in its capacity as competent authority (the “U.K. Listing Authority”) under the Financial Services and Markets Act 2000 (“FSMA”) for Instruments issued under the Programme for the period of 12 months from the date of this Prospectus to be admitted to the official list of the U.K. Listing Authority (the “Official List”) and to the London Stock Exchange plc (the “London Stock Exchange”) for such Instruments to be admitted to trading on the London Stock Exchange’s Regulated Market (the “Market”). References in this Prospectus to Instruments being “listed” (and all related references) shall mean that such Instruments have been admitted to trading on the Market and have been admitted to the Official List. The Market is a regulated market for the purposes of the Directive 2004/39/EC of the European Parliament and of the Council on markets in financial instruments. The Programme also permits Instruments to be issued on an unlisted basis or to be admitted to listing, trading and/or quotation by such other or further listing authorities, stock exchanges and/or quotation systems as may be agreed with the Issuer. The relevant Final Terms (as defined on page 7) in respect of the issue of any Instruments will specify whether or not such Instruments will be listed on the Official List and admitted to trading on the Market (or any other listing authority, stock exchange and/or quotation system).
The Instruments have not been and will not be registered under the United States Securities Act of 1933 (the “Securities Act”). The Instruments are subject to U.S. tax law requirements and may not be offered, sold or delivered within the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S of the Securities Act) except pursuant to an exemption from, or in a transaction not subject to, registration under the Securities Act. For a description of certain restrictions on offers and sales of Instruments and on distribution of this Prospectus or any Final Terms, see “Plan of Distribution”.
Each Series (as defined on page 7) of Instruments will be represented by a temporary global instrument in bearer form (each a “temporary Global Instrument”) or a permanent global instrument (each a “permanent Global Instrument”, and together with the temporary Global Instrument, the “Global Instruments”). If the Global Instruments are stated in the applicable Final Terms to be issued in new global note (“NGN”) form they may be eligible collateral for Eurosystem monetary policy and the Global Instruments will be delivered on or prior to the original issue date of the relevant Tranche to a common safekeeper (the “Common Safekeeper”) for Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) (the “Common Depositary”). Global Instruments which are not issued in NGN form (“Classic Global Notes” or “CGNs”) will be deposited on the issue date of the relevant Tranche with a common depositary on behalf of Euroclear and Clearstream, Luxembourg. Beneficial interests in a temporary Global Instrument will be exchangeable for either (i) a permanent Global Instrument or (ii) Definitive Instruments (as defined on page 47), in each case not earlier than 40 days after the issue date upon certification of non-U.S. beneficial ownership. The provisions governing the exchange of interests in any Global Instrument for interests in any other Global Instrument and Definitive Instruments are described in “Summary of Provisions Relating to the Instruments while in Global Form”.
Tranches of Instruments (as defined in “Overview of the Programme”) may be rated or unrated. Where a Tranche of Instruments is rated, such rating will be specified in the relevant Final Terms. A rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, reduction or withdrawal at any time by the assigning rating agency.
In the case of any Instruments which are to be admitted to trading on a regulated market within the European Economic Area or offered to the public in a Member State of the European Economic Area in circumstances which require the publication of a prospectus under the relevant Directive 2003/71/EC (the “Prospectus Directive”), the minimum denomination shall be €50,000 (or its equivalent in any other currency as at the date of issue of the relevant Instruments).
An investment in Instruments issued under the Programme involves certain risks. For a discussion of such risks, see the section headed “Risk Factors” in this Prospectus.
Programme Arranger
HSBC
Programme Dealers

Commerzbank Corporates & Markets	Deustche Bank

HSBC	Morgan Stanley
The date of this Prospectus is 1 December 2008

IMPORTANT NOTICES
This Prospectus comprises a base prospectus (the “Base Prospectus”) for the purposes of Article 5.4 of the Prospectus Directive and relevant implementing measures in the United Kingdom and for the purpose of giving information with regard to the Issuer and each of its subsidiaries (together, the “Group”) and the Instruments which, according to the particular nature of the Issuer and the Instruments to be issued by it, is necessary to enable investors to make an informed assessment of the assets and liabilities, financial position, profit and losses and prospects of the Issuer and the rights attaching to such Instruments.
The Issuer accepts responsibility for the information contained in this Prospectus. To the best of the knowledge of the Issuer (having taken all reasonable care to ensure that such is the case) such information contained in this Prospectus is in accordance with the facts and does not omit anything likely to affect the import of such information.
This Prospectus has been prepared on the basis that any offer of Instruments in any Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member States”) will be made pursuant to an exemption under the Prospectus Directive, as implemented in that Relevant Member State, from the requirement to publish a prospectus for offers of Instruments. Accordingly any person making or intending to make an offer in that Relevant Member State of Instruments which are the subject of an offering contemplated in this Prospectus as completed by final terms in relation to the offer of those Instruments may only do so in circumstances in which no obligation arises for the Issuer or any Dealer to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer. Neither the Issuer nor any Dealer have authorised, nor do they authorise, the making of any offer of Instruments in circumstances in which an obligation arises for the Issuer or any Dealer to publish or supplement a prospectus for such offer.
This Prospectus is to be read in conjunction with all documents which are incorporated herein by reference (see “Documents Incorporated by Reference”).
This Prospectus should be read and construed together with any amendments or supplements hereto and, in relation to any Tranche (as defined herein) of Instruments, should be read and construed together with the applicable Final Terms (as defined herein).
No person has been authorised to give any information or to make any representation other than as contained in this Prospectus in connection with the issue or sale of the Instruments and, if given or made, any such information or representation must not be relied upon as having been authorised by the Issuer or any of the Dealers or the Arranger (as defined in “Overview of the Programme”).
Neither the delivery of this Prospectus or any Final Terms nor the offering, sale or delivery of any Instrument shall, under any circumstances, create any implication that the information contained in this Prospectus is true subsequent to the date hereof, that there has been no change (or any event reasonably likely to involve a change) in the affairs of the Issuer since the date of this Prospectus or the date upon which this Prospectus has been most recently amended or supplemented or that there has been no adverse change (or any event reasonably likely to involve any adverse change) in the financial position of the Issuer since the date of this Prospectus or the date upon which this Prospectus has been most recently amended or supplemented or that any other information supplied in connection with the Programme is correct as of any time subsequent to the date on which it is supplied or, if different, the date indicated in the document containing the same.
The distribution of this Prospectus and the offering, distribution or sale of the Instruments in certain jurisdictions may be restricted by law. Persons into whose possession this Prospectus or any Final Terms comes are required by the Issuer, the Dealers and the Arranger to inform themselves about and to observe any such restriction.

Neither this Prospectus nor any Final Terms constitutes an offer of, or an invitation by or on behalf of the Issuer or the Dealers to subscribe for, or purchase, any Instruments.
None of the Dealers, the Arranger or the Trustee have independently verified the information contained in this Prospectus. None of the Dealers, the Arranger or the Trustee makes any representation, express or implied, or accepts any responsibility, with respect to the accuracy or completeness of any of the information in this Prospectus. Neither this Prospectus nor any other financial statement is intended to provide the basis of any credit or other evaluation and should not be considered as a recommendation by the Issuer, the Trustee, the Arranger or the Dealers that any recipient of this Prospectus or any other financial statements should purchase the Instruments. Each potential purchaser of Instruments should determine for itself the relevance of the information contained in this Prospectus and its purchase of Instruments should be based upon such investigation as it deems necessary. None of the Dealers, the Arranger or the Trustee undertakes to review the financial condition or affairs of the Issuer during the life of the arrangements contemplated by this Prospectus or to advise any investor or potential investor in the Instruments of any information coming to the attention of any of the Dealers, the Arranger or the Trustee.
In this Prospectus, unless otherwise specified or the context otherwise requires, references to “Euro” are to the currency of those member states of the European Union which are participating in European Economic and Monetary Union pursuant to the Treaty establishing the European Community, as amended, to “Japanese yen” are to the lawful currency of Japan, to “£” and “Sterling” are to the lawful currency of the United Kingdom, to “U.S. dollars” and “U.S.$” are to the lawful currency of the United States of America, to “Canadian dollars” are to the lawful currency of Canada, to “Australian dollars” are to the lawful currency of Australia, to “New Zealand dollars” are to the lawful currency of New Zealand, to “Swedish krona” are to the lawful currency of Sweden, to “Danish krone” are to the lawful currency of Denmark, to “Hong Kong dollars” are to the lawful currency of Hong Kong and to “Swiss francs” are to the lawful currency of Switzerland.
In connection with the issue of any Tranche (as defined in “Overview of the Programme - Method of Issue”), the Dealer or Dealers (if any) named as the stabilising manager(s) (the “Stabilising Manager(s)”) in the applicable Final Terms (or any person acting on behalf of any Stabilising Manager(s)) may over-allot Instruments or effect transactions with a view to supporting the market price of the Instruments at a level higher than that which might otherwise prevail. However, there is no assurance that the Stabilising Manager(s) (or any person acting on behalf of any Stabilising Manager) will undertake stabilisation action. Any stabilisation action may begin on or after the date on which adequate public disclosure of the final terms of the offer of the relevant Tranche is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue date of the relevant Tranche and 60 days after the date of the allotment of the relevant Tranche. Any stabilisation action or over-allotment must be conducted by the relevant Stabilising Manager(s) or person(s) acting on behalf of any Stabilising Manager(s) in accordance with all applicable laws and rules.

DOCUMENTS INCORPORATED BY REFERENCE
This Prospectus should be read and construed in conjunction with (i) the audited consolidated annual financial statements of the Issuer for the financial years ended 31 March 2008 and 31 March 2007 together with the audit report thereon and (ii) the terms and conditions set out on pages 23 to 44 of the prospectus dated 3 December 2007 relating to the Programme, which have been previously published or are published simultaneously with this Prospectus and which have been approved by the Financial Services Authority. Such documents shall be incorporated in and form part of this Prospectus, save that any statement contained in a document which is incorporated by reference herein shall be modified or superseded for the purpose of this Prospectus to the extent that a statement contained herein modifies or supersedes such earlier statement (whether expressly, by implication or otherwise). Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this Prospectus. Any documents themselves incorporated by reference in the documents incorporated by reference in this Prospectus shall not form part of this Prospectus.
Copies of documents incorporated by reference in this Prospectus may be obtained without charge from the website of the Regulatory News Service operated by the London Stock Exchange at www.londonstockexchange.com/en-gb/pricesnews/marketnews.

SUPPLEMENTAL PROSPECTUS
If at any time the Issuer shall be required to prepare a supplemental prospectus pursuant to Section 87G of FSMA (“Supplemental Prospectus”), the Issuer will prepare and make available to the public an appropriate amendment or supplement to this Prospectus or a further prospectus which, in respect of any subsequent issue of Instruments to be listed on the Official List and admitted to trading on the Market, shall constitute a Supplemental Prospectus as required by the U.K. Listing Authority and Section 87G of FSMA.

OVERVIEW OF THE PROGRAMME
The following overview is qualified in its entirety by the remainder of this Prospectus.

Issuer	National Grid USA

Description	Euro Medium Term Note Programme

Size	Up to Euro 4,000,000,000 (or its equivalent in other currencies at the date of issue) aggregate nominal amount of Instruments outstanding at any one time.

Arranger	HSBC Bank plc

Dealers	Commerzbank Aktiengesellschaft Deutsche Bank AG, London Branch

HSBC Bank plc

Morgan Stanley & Co. International plc

The Issuer may from time to time terminate the appointment of any dealer under the Programme or appoint additional dealers either in respect of one or more Tranches or in respect of the whole Programme. References in this Prospectus to the “Permanent Dealers” are to the persons listed above as Dealers and to such additional persons that are appointed as dealers in respect of the whole Programme (and whose appointment has not been terminated) and to “Dealers” are to all Permanent Dealers and all persons appointed as a dealer in respect of one or more Tranches.

Trustee	The Law Debenture Trust Corporation p.l.c.

Issuing and Paying Agent	The Bank of New York Mellon

Other Paying Agent	KBL European Private Bankers S.A. (previously known as Kredietbank S.A. Luxembourgeoise)

Method of Issue
The Instruments will be issued on a syndicated or non-syndicated basis. The Instruments will be issued in series (each a “Series”) having one or more issue dates and on terms otherwise identical (or identical other than in respect of the first payment of interest), the Instruments of each Series being intended to be interchangeable with all other Instruments of that Series. Each Series may be issued in tranches (each a “Tranche”) on the same or different issue dates. The specific terms of each Tranche (which will be completed, where necessary, with supplemental terms and conditions and, save in respect of the issue date, issue price, first payment of interest and nominal amount of the Tranche, will be identical to the terms of other Tranches of the same Series) will be completed in the final terms document (the “Final Terms”).

Issue Price
Instruments may be issued at their nominal amount or at a discount or premium to their nominal amount. Partly Paid Instruments may be issued, the issue price of which will be payable in two or more instalments.

Form of Instruments
The Instruments may be issued in bearer form only. Each Tranche of Instruments will be represented on issue by a temporary Global Instrument. The Temporary Global Instrument may be deposited on the relevant issue date with a common depositary for Euroclear and Clearstream, Luxembourg and/or any other agreed clearance system. Temporary Global Instruments will be exchangeable, only in the manner and upon compliance with the procedures described herein, (i) for permanent Global Instruments or (ii) for Definitive Instruments, in each case not earlier than 40 days after the issue date, upon certification of non-U.S. beneficial ownership. No interest will be payable in respect of a temporary Global Instrument except as described under “Summary of Provisions Relating to the Instruments while in Global Form”. Any permanent Global Instrument shall only be exchanged for Instruments in definitive form in the limited circumstances set out in the permanent Global Instrument.

Clearing Systems	Clearstream, Luxembourg, Euroclear and, in relation to any Tranche, such other clearing system as may be agreed between the Issuer, the Issuing and Paying Agent, the Trustee and the relevant Dealer.

Initial Delivery of Instruments
On or before the issue date for each Tranche, if the relevant Global Instrument is intended to be eligible collateral for Eurosystem monetary policy and intra-day credit operations, the Global Instrument will be delivered to a Common Safekeeper for Euroclear and Clearstream, Luxembourg. On or before the issue date for each Tranche, if the relevant Global Instrument is not intended to be eligible collateral for Eurosystem monetary policy and intra-day credit operations, the Global Instrument representing the relevant Instruments may be deposited with a common depositary for Euroclear and Clearstream, Luxembourg. Global Instruments may also be deposited with any other clearing system or may be delivered outside any clearing system provided that the method of such delivery has been agreed in advance by the Issuer, the Issuing and Paying Agent, the Trustee and the relevant Dealer.

Currencies
Subject to compliance with all relevant laws, regulations and directives, Instruments may be issued in Euro, Japanese yen, Sterling, U.S. dollars, Canadian dollars, Australian dollars, New Zealand dollars, Swedish krona, Danish krone, Hong Kong dollars or Swiss francs or in other currencies if the Issuer and the relevant Dealer(s) so agree. Instruments may, subject to compliance as above, be issued as Dual Currency Instruments.

Maturities	Subject to compliance with all relevant laws, regulations and directives, any maturity from one month to perpetuity.

Any Instruments having a maturity of less than one year from their date of issue must (a) have a minimum redemption value of £100,000 (or its equivalent in other currencies) and be issued only to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses or (b) be issued in other circumstances which do not constitute a contravention of Section 19 of FSMA by the Issuer.

Denominations
Definitive Instruments will be in such denominations as may be specified in the relevant Final Terms, save that (i) in the case of any Instruments which are to be admitted to trading on a regulated market within the European Economic Area or offered to the public in a Member State of the European Economic Area in circumstances which require the publication of a prospectus under the Prospectus Directive, the minimum denomination shall be €50,000 (or its equivalent in any other currency as at the date of issue of the Instruments); and (ii) unless otherwise permitted by then current laws and regulations, Instruments which have a maturity of less than one year will have a minimum denomination of £100,000 (or its equivalent in other currencies).

Fixed Rate Instruments	Fixed interest will be payable in arrear on the date or dates in each year specified in the relevant Final Terms and at maturity.

Floating Rate Instruments	Floating Rate Instruments will bear interest set separately for each Series as follows:

(a)    on the same basis as the floating rate under a notional interest rate swap transaction in the relevant Specified Currency governed by an agreement incorporating the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or

(b)    by reference to LIBOR, LIBID, LIMEAN or EURIBOR (or such other benchmark as may be specified in the relevant Final Terms) as adjusted for any applicable margin. Interest periods will be selected by the Issuer prior to issue and specified in the relevant Final Terms. Floating Rate Instruments may also have a maximum interest rate, a minimum interest rate, or both.

Zero Coupon Instruments	Zero Coupon Instruments may be issued at their nominal amount or at a discount to it and will not bear interest.

Dual Currency Instruments
Payments (whether in respect of principal or interest and whether at maturity or otherwise) in respect of Dual Currency Instruments will be made in such currencies, and based on such rates of exchange as may be specified in the relevant Final Terms.

Interest Periods and Rates of	The length of the interest periods for the Instruments and the

Interest
applicable interest rate or its method of calculation may differ from time to time or be constant for any Series. Instruments may have a maximum interest rate, a minimum interest rate, or both. The use of interest accrual periods permits the Instruments to bear interest at different rates in the same interest period. All such information will be set out in the relevant Final Terms.

Redemption	The relevant Final Terms will specify the basis for calculating the redemption amounts payable, which may be by reference to a formula or as otherwise provided in the relevant Final Terms.

Unless permitted by then current laws and regulations, Instruments which have a maturity of less than one year must have a minimum redemption amount of £100,000 (or its equivalent in other currencies).

Redemption by Instalments
The Final Terms issued in respect of each issue of Instruments that are redeemable in two or more instalments will set out the dates on which, and the amounts in which, such Instruments may be redeemed.

Other Instruments
Terms applicable to high interest Instruments, low interest Instruments, step-up Instruments, step-down Instruments, Dual Currency Instruments, reverse Dual Currency Instruments, optional Dual Currency Instruments, Partly-Paid Instruments and any other type of Instrument that the Issuer, the Trustee and any Dealer(s) may agree to issue under the Programme, subject to compliance with all relevant laws, regulations and directives, will be set out in the relevant Final Terms and (if applicable) the relevant Supplemental Prospectus.

Optional Redemption
The Final Terms issued in respect of each issue of Instruments will state whether such Instruments may be redeemed prior to their stated maturity at the option of the Issuer (either in whole or in part) and/or the Instrumentholders, and if so the terms applicable to such redemption.

The Issuer may elect to redeem all, but not some only, of the Instruments of any Series at their Residual Holding Redemption Amount at any time if the Residual Holding Percentage or more of the aggregate nominal amount of such Instruments originally issued shall have been redeemed or purchased and cancelled.

Status of Instruments	The Instruments will constitute unsubordinated and unsecured obligations of the Issuer, all as described in “Terms and Conditions of the Instruments — Status”.

Negative Pledge	The Instruments will have the benefit of a negative pledge as described in “Terms and Conditions of the Instruments — Status and Negative Pledge”.

Cross Acceleration	The Instruments will have the benefit of a cross acceleration provision as described in “Terms and Conditions of the Instruments — Events of Default”.

Other Events of Default	The other events of default under the Instruments are as specified below under “Terms and Conditions of the Instruments — Events of Default”.

Early Redemption
Except as provided in “Optional Redemption” and “Redemption” above, Instruments will be redeemable at the option of the Issuer prior to maturity only for tax reasons. See “Terms and Conditions of the Instruments — Redemption, Purchase and Options”.

Withholding Tax
All payments of principal and interest in respect of the Instruments, Receipts and Coupons will be made free and clear of withholding taxes of the United States of America or any political sub-division of the United States of America or any authority in or of the United States of America having power to tax, unless compelled by law. In that event, the Issuer will, subject to customary exceptions (including the standard EU exceptions), pay such additional amounts as will result in the payment to the Instrumentholders, Receiptholders or Couponholders of the amounts which would otherwise have been received in respect of the Instruments, Receipts and Coupons had no withholding or deduction been made, all as described in “Terms and Conditions of the Instruments — Taxation”.

Governing Law	English

Listing
Each Series may be admitted to the Official List and admitted to trading on the Market and/or admitted to listing, trading and/or quotation by any other listing authority, stock exchange and/or quotation system as may be agreed between the Issuer and the relevant Dealer(s) and specified in the relevant Final Terms or may be unlisted.

Ratings
Tranches of Instruments (as defined in “Overview of the Programme”) may be rated or unrated. Where a Tranche of Instruments is rated, such rating will be specified in the relevant Final Terms. A rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, reduction or withdrawal at any time by the assigning rating agency.

Selling Restrictions	United States, United Kingdom, European Economic Area (in the case of unlisted Instruments) and Japan. See “Plan of Distribution”.

Category 3 selling restrictions will apply to the Instruments for the purposes of Regulation S under the Securities Act.

The Instruments will be issued in compliance with U.S. Treas. Reg. §1.163-5(c)(2)(i)(D) (the “D Rules”) unless the Instruments are issued other than in compliance with the D Rules but in circumstances in which the Instruments will not constitute “registration required obligations” under the United

States Tax Equity and Fiscal Responsibility Act of 1982 (“TEFRA”), which circumstances will be referred to in the relevant Final Terms as a transaction to which TEFRA is not applicable.

Terms and Conditions
The Terms and Conditions applicable to each Series will be as agreed between the Issuer, the Trustee and the relevant Dealer(s) or other subscriber at or prior to the time of issuance of such Series and will be specified in the relevant Final Terms. The Terms and Conditions applicable to each Series will therefore be those as set out in “Terms and Conditions of the Instruments” below as supplemented, modified or replaced by the relevant Final Terms.

RISK FACTORS
The Issuer believes that the following factors may affect its ability to fulfil its obligations under Instruments issued under the Programme. All of these factors are contingencies which may or may not occur and the Issuer is not in a position to express a view on the likelihood of any such contingency occurring.
Factors which the Issuer believes may be material for the purpose of assessing the market risks associated with Instruments issued under the Programme are also described below.
The Issuer believes that the factors described below represent the principal risks inherent in investing in Instruments issued under the Programme, but the Issuer may be unable to pay interest, principal or other amounts on or in connection with any Instruments for other reasons. If this occurs, prospective investors may lose the value of their entire investment or part of it. Prospective investors should read the detailed information set out elsewhere in this Prospectus and reach their own views prior to making any investment decision.
Factors that may affect the Issuer’s ability to fulfil its obligations under Instruments issued under the Programme
Risks relating to the Issuer and its businesses
Holding company status and changes in law or regulation in the geographies in which the Group operates could have an adverse effect on its results of operations.
The Issuer is a holding company with no business operations of its own and depends on the earnings and cash flow of, and dividends or distributions from, its subsidiaries. The Issuer conducts all of its businesses through its subsidiaries. Each of the Issuer’s public utility subsidiaries are subject to various dividend restrictions contained in federal and state regulatory approvals, financing instruments and organisational documents which, under certain circumstances, may limit the ability of these subsidiaries to pay dividends; none of these subsidiaries are currently prohibited from paying a dividend. Many of the Issuer’s businesses are utilities that are subject to regulation by governments and other authorities; these businesses’ legal authority to pay dividends or make other distributions to the Issuer is subject to regulation by the utility regulatory commissions of the states in which it operates. A significant portion of the Group’s revenues in its utility businesses is directly dependent on rates established by federal or state regulatory authorities, and any change in these rates and regulatory structure could significantly impact the Group’s financial results. Increases in utility costs, not otherwise offset by increases in revenues or reductions in other expenses, could have an adverse effect on earnings due to the time lag associated with obtaining regulatory approval to recover such increased costs and expenses in rates. Changes in federal law, or in state or local law in the jurisdictions in which the Group operates, could adversely affect it. Regulatory decisions concerning, for example, whether licences or approvals to operate are granted or are renewed, whether there has been any breach of the terms of a licence or approval, the level of permitted revenues for the Group’s businesses and proposed business development activities could have an adverse impact on its results of operations, cash flows, the financial condition of its businesses and the ability to develop those businesses in the future.
Breaches of, or changes in, environmental or health and safety laws or regulations could expose the Group to claims for financial compensation and adverse regulatory consequences, as well as damaging the reputation of the Group.
Aspects of the Group’s activities are potentially dangerous, such as the operation and maintenance of electric generation facilities, electricity lines and the transmission and distribution of gas. Electricity and gas utilities also typically use and generate in their operations hazardous and potentially hazardous products and by-products. In addition, there may be other aspects of the Group’s operations that are not currently regarded or proved to have adverse effects but could become so; for example, the effects of electric and magnetic fields. The Group’s operations are subject to extensive federal, state and local laws and regulations relating to pollution, the protection of the environment, and how the Group uses and disposes of hazardous substances and waste materials. The Group is also subject to laws and regulations governing health and safety matters protecting the public and its employees. These environmental laws and regulations expose the Group to costs and liabilities relating to its operations and its current and formerly owned properties. Compliance with these legal requirements requires the Group to commit significant capital toward environmental monitoring, installation of pollution control equipment and permits at the Group’s facilities. Costs of compliance with these laws and regulations could have a material impact on the Group’s businesses and its results of operations and financial position, especially if these laws or regulations are modified to impose additional or more extensive requirements or the number and type of facilities that the Group operates increases. Any breach of these obligations, or even incidents that do not amount to a breach, could adversely affect the Group’s results of operations and its reputation.
In addition, a number of the Issuer’s businesses are responsible for the clean-up of contamination at certain manufactured gas plant (“MGP”) sites and at other sites and the Issuer is aware of additional MGP sites where it may have responsibility for clean-up costs. While some of the Issuer’s subsidiaries have rate plans generally allowing for recovery of the costs of investigation and remediation of MGP sites, these rate recovery mechanisms may change in the future. To the extent rate recovery mechanisms change in the future, or if additional environmental matters arise in the future at the Group’s currently or historically owned facilities, at sites the Group may acquire in the future or at third-party waste disposal sites, costs associated with investigating and remedying these sites could have a material adverse effect on the Group’s results of operations, cash flows and financial condition.
Network failure or the inability to carry out critical non-network operations may have significant adverse impacts on both the Group’s financial position and its reputation.
The Group may suffer a major network failure or may not be able to carry out critical non-network operations. Operational performance could be adversely affected by a failure to maintain the health of the system or network, inadequate forecasting of demand or inadequate record keeping. This could cause the Group to fail to meet agreed standards of service or to be in breach of a licence or approval, and even incidents that do not amount to a breach could result in adverse regulatory and financial consequences, as well as harming the Group’s reputation. In addition to these risks, the Group may be affected by other potential events that are largely outside the Group’s control such as the impact of weather or unlawful acts of third parties. Weather conditions can affect financial performance and severe weather that causes outages or damages infrastructure will adversely affect operational and potentially business performance. Terrorist attack, sabotage or other intentional acts may also physically damage the Group’s businesses or otherwise significantly affect corporate activities and as a consequence have an adverse impact on the results of operations. The cost of repairing damage to the Issuer’s operating subsidiaries’ facilities and the potential disruption of their operations or supplier operations due to storms, natural disasters, wars, terrorist acts and other catastrophic events could be substantial. The occurrence or risk of occurrence of future terrorist attacks or related acts of war or violence may lead to increased political, economic and financial market instability and volatility in prices which could materially adversely affect the Group in ways it cannot predict at this time. A lower level of economic activity for these or other reasons could result in a decline in energy consumption, which could adversely affect the Group’s net revenues.
The Group’s results of operations depend on a number of factors relating to business performance including performance against regulatory targets, recovery of incurred expenditure and the delivery of anticipated cost and efficiency savings.
Earnings maintenance and growth from the Group’s regulated gas and electricity businesses will be affected by its ability to meet or better efficiency targets set by or agreed with regulators, including, but not limited to, the levels of synergy and efficiency savings contemplated in connection with the Group’s acquisition of KeySpan Corporation (“KeySpan”). Under the Group’s state rate plans, earnings from its regulated businesses will be affected by its ability to deliver integration and efficiency savings. Earnings from the Group’s regulated businesses will be affected by its ability to recover incurred expenditure. Levels of earnings also depend on meeting service quality standards set by regulators. In addition, from time to time, the Group publishes cost and efficiency savings targets for its businesses. The Group has also substantially completed reorganising its operations along lines of business. To meet these targets and standards, the Group must continue to improve operational performance, service reliability and customer service. If the Group does not meet these targets and standards, it is not able to recover incurred expenditure or it does not complete implementation of this reorganisation as envisaged, the Group may not achieve the expected benefits, its business may be adversely affected and its performance, results of operations and its reputation may be harmed.
Business development activity risks.
Business development activities, including acquisitions and disposals, may be based on incorrect assumptions or conclusions; significant liabilities may be overlooked or there may be other unanticipated or unintended effects. The Group has completed the acquisition of KeySpan and plans to achieve certain levels of synergy and efficiency savings from this acquisition, but these may not subsequently be achievable. The risks and uncertainties to which KeySpan’s operations are subject have been assumed by the Group. Many of these risks and uncertainties are similar to those that are faced by the Group’s pre-existing businesses; however, there are some that are not.
The Group’s risk mitigation techniques such as hedging and current regulatory arrangements may not adequately provide protection.
Changes in commodity prices could potentially impact the Group’s energy delivery businesses. To mitigate the Group’s financial exposure related to commodity price fluctuations, the Group’s energy delivery businesses routinely enter into contracts to hedge a portion of its purchase and sale commitments, weather fluctuations, electricity sales, gas supply and other commodities. In addition, current regulatory arrangements provide the ability to pass through virtually all of the increased costs related to commodity prices to consumers. However, if the Group’s regulators were to restrict this ability, it could have an adverse effect on the Group’s operating results. Moreover, the Group does not always cover the entire exposure of its assets or its positions to market price volatility and the coverage will vary over time. To the extent the Group has unhedged positions or its hedging strategies do not work as planned, fluctuating commodity prices could cause the Group’s sales and net income to be volatile.
The Group’s reputation and long-term financial condition may be harmed if consumers of energy suffer a disruption to their supply even if this disruption is outside the Group’s control.
The Group’s energy delivery businesses are responsible for transporting available electricity and gas. The development of additional gas reserves requires significant capital expenditure by others for exploring, drilling and installing production, gathering, storage, transportation and other facilities that permit gas to be produced and delivered to the Group’s distribution systems. Low prices for gas, regulatory restrictions, or the lack of available capital for these projects could adversely affect the development of additional gas reserves. Additional gas reserves may not be developed in sufficient amounts to fill the capacities of the Group’s distribution systems, thus limiting the Group’s prospects for long-term growth. Such supply issues could hinder the Group’s ability to successfully contract for gas and electricity supplies required to meet the needs of its customers. In addition, the Group consults with and provides information to regulators, governments and industry participants about future demand and the availability of supply. However, where there is insufficient supply, the Group’s role is to manage the relevant network safely, which in extreme circumstances may require the Group to disconnect consumers.

The Group’s financial position may be adversely affected by a number of factors including restrictions in borrowing and debt arrangements, changes to credit ratings or outlook and effective tax rates.
The Group is subject to certain covenants and restrictions in relation to its debt securities and its bank lending facilities. The Group is also subject to restrictions on financing that have been imposed by regulators. These restrictions may hinder it in servicing the financial requirements of its current businesses or the financing of newly acquired or developing businesses. For the portion of the Group’s debt that is rated by credit rating agencies, it can provide no assurances that the ratings or outlook on its debt securities will not be reduced or otherwise negatively changed. Changes to these ratings or outlook may affect both the Group’s borrowing capacity and the cost of those borrowings. The effective rate of tax the Group pays may be influenced by a number of factors including changes in law and accounting standards, the results of which could increase that rate.
Future funding requirements of Issuer’s pension plans could adversely affect the results of operations of the Issuer.
The Issuer participates in a number of pension plans that together cover substantially all of the Issuer’s subsidiaries’ employees. The principal plans are defined benefit plans where the program assets are held independently of the Issuer’s own financial resources. Estimates of the amount and timing of future funding for these plans are based on various actuarial assumptions and other factors including, among other things, the actual and projected market performance of the plan assets, future long-term bond yields, average life expectancies and relevant legal requirements. The impact of these assumptions and other factors may require the Issuer to make additional contributions to these pension plans which, to the extent they are not recoverable (under applicable state rate plans, for example) could adversely affect the results of operations of the Issuer.
New or revised accounting standards, rules and interpretations.
The implementation of new accounting standards or changes in accounting standards or Generally Accepted Accounting Principles which may require adjustments to financial statements, could have significant adverse effects on the Issuer’s reported financial results.
The Group’s operating results may fluctuate on a seasonal and quarterly basis.
The Group’s electric and gas businesses are seasonal businesses and are subject to weather conditions. The Group receives most of its gas distribution revenues in the third and fourth quarters, when demand for gas increases due to colder weather conditions. As a result, the Group is subject to seasonal variations in working capital because it purchases gas supplies for storage in the first and second quarters and must finance these purchases. Accordingly, the Group’s results of operations for its gas distribution business fluctuate substantially on a seasonal basis. In addition, portions of the Group’s electric businesses are seasonal and subject to weather and market conditions. Sales of electricity to customers are influenced by temperature changes. Significant changes in heating or cooling degree days, for example, could have a substantial effect. As a result, fluctuations in weather and competitive supply between years may have a significant effect on the Group’s results of operations for these businesses; both gas and electric.
Customers and counterparties to the Group’s transactions may fail to perform their obligations, which could harm the Group’s results of operations.
The Group’s operations are exposed to the risk that customers and counterparties to the Group’s transactions that owe it money or supplies will not perform their obligations. The Issuer’s KeySpan businesses, for example, derive a substantial portion of revenues in the electric services segment from one customer: the Long Island Power Authority (“LIPA”). The Issuer’s KeySpan businesses manage LIPA’s transmission and distribution system and supply the majority of LIPA’s customers’ electricity needs pursuant to a series of agreements with LIPA. Should the counterparties to arrangements with the Issuer fail to perform, the Issuer might be forced to enter into alternative hedging arrangements or honour its underlying commitment at then-current market prices that may exceed the Issuer’s contractual prices. In such event, the Issuer might incur additional losses to the extent of amounts, if any, already paid to counterparties. This risk is most significant where the Issuer’s subsidiaries have concentrations of receivables from gas and electric utilities and their affiliates, as well as industrial customers and marketers throughout the north-east of the United States.
A substantial portion of revenues are derived from agreements with LIPA and no assurances can be made that these arrangements will not be discontinued at some point in the future.
A substantial portion of the Issuer’s KeySpan affiliate’s revenues in its electric services segment are derived from a series of agreements with LIPA pursuant to which the Issuer manages LIPA’s transmission and distribution system and supply the majority of LIPA’s customers’ electricity needs. These operating agreements provide LIPA with the right to terminate the agreements upon the occurrence of certain events of default, which may result from poor performance under the performance metrics under an amended and restated Management Services Agreement (the “2006 MSA”) or the Department of Justice’s investigation into competitive issues in the New York City electric capacity market which results in a finding triggering an event of default as described below.
On 19 July 2007, LIPA signed an agreement addressing KeySpan’s receipt of a Civil Investigative Demand (“CID”) for the United States Department of Justice, Antitrust Division (“DOJ”) regarding the DOJ’s investigation into competitive issues in the New York City electric capacity market. This agreement amends an existing agreement to add an additional event of default, such that LIPA will have the contractual right to terminate such agreement if, in connection with the DOJ’s investigation referenced in the CID, (a) there is a finding (through either a final, non-appealable judgment by a court of competent jurisdiction or final consent decree with the DOJ) that KeySpan or any of its affiliates violated Section 1 or 2 of the Sherman Antitrust Act of 1890 and (b) pursuant to which KeySpan or any of its affiliates is assessed or has agreed to be assessed a monetary or criminal penalty or sanction or is the subject of injunctive relief.
Additional risks include, but are not limited to, the following:
•	inflationary trends and increases in prevailing interest rates on the Group’s borrowings as well as general economic conditions, especially in the northeast United States;

•	creditworthiness of counterparties to derivative instruments and commodity contracts;

•	retention of key personnel and the Group’s ability to successfully negotiate extensions to collective bargaining agreements;

•	potential write-down of the Group’s investment in gas properties when gas prices are depressed or if the Group has significant downward revisions in its estimated proved gas reserves;

•
the degree to which the Group develops unregulated business ventures as well as federal and state regulatory policies affecting the ability of the Group to retain and operate such business ventures profitably;

•	a change in the fair market value of the Group’s investments that could cause a significant change in the carrying value of such investments or the carrying value of related goodwill;

•	the Group’s insurance not adequately providing coverage for certain hazards, such as unexpected outages at critical facilities, damage to pipelines, equipment, properties and people;

•	competition facing the Group’s unregulated energy services businesses as well as the Group’s gas distribution business; and

•	other risks detailed from time to time in other reports and other documents filed by the Group or its affiliates with the SEC.

For additional background information related to these risk factors, see “Description of National Grid USA” contained herein.
Factors which are material for the purpose of assessing the market risks associated with Instruments issued under the Programme
Instruments may not be a suitable investment for all investors
Each potential investor in any Instruments must determine the suitability of that investment in light of its own circumstances. In particular, each potential investor should:
(i)
have sufficient knowledge and experience to make a meaningful evaluation of the relevant Instruments, the merits and risks of investing in the relevant Instruments and the information contained or incorporated by reference in this Prospectus or any applicable supplement;

(ii)
have access to, and knowledge of, appropriate analytical tools to evaluate, in the context of its particular financial situation, an investment in the relevant Instruments and the impact such investment will have on its overall investment portfolio;

(iii)
have sufficient financial resources and liquidity to bear all of the risks of an investment in the relevant Instruments, including where principal or interest is payable in one or more currencies, or where the currency for principal or interest payments is different from the potential investor’s currency;

(iv)	understand thoroughly the terms of the relevant Instruments and be familiar with the behaviour of any relevant indices and financial markets; and

(v)
be able to evaluate (either alone or with the help of a financial adviser) possible scenarios for economic, interest rate and other factors that may affect its investment and its ability to bear the applicable risks.

Certain Instruments may be complex financial instruments and such instruments may be purchased as a way to reduce risk or enhance yield with an understood, measured, appropriate addition of risk to their overall portfolios. A potential investor should not invest in Instruments which are complex financial instruments unless it has the expertise (either alone or with the help of a financial adviser) to evaluate how the Instruments will perform under changing conditions, the resulting effects on the value of such Instruments and the impact this investment will have on the potential investor’s overall investment portfolio.
Risks related to the structure of a particular issue of Instruments
A wide range of Instruments may be issued under the Programme. Certain of these Instruments may have features which contain particular risks for potential investors. Set out below is a description of certain such features:
Instruments subject to optional redemption by the Issuer
An optional redemption feature is likely to limit the market value of Instruments. During any period when the Issuer may elect to redeem Instruments, the market value of those Instruments generally will not rise substantially above the price at which they can be redeemed. This also may be true prior to any redemption period.
The Issuer may be expected to redeem Instruments when its cost of borrowing is lower than the interest rate on the Instruments. At those times, an investor generally would not be able to reinvest the redemption proceeds at an effective interest rate as high as the interest rate on the Instruments being redeemed and may only be able to do so at a significantly lower rate. Potential investors should consider reinvestment risk in light of other investments available at that time.

Dual Currency Instruments
The Issuer may issue Instruments with principal or interest payable in one or more currencies which may be different from the currency in which the Instruments are denominated. Potential investors should be aware that:
(i)	the market price of such Instruments may be volatile;

(ii)	they may receive no interest;

(iii)	payment of principal or interest may occur at a different time or in a different currency than expected; and

(iv)	the amount of principal payable at redemption may be less than the nominal amount of such Instruments or even zero;
Partly-paid Instruments
The Issuer may issue Instruments where the issue price is payable in more than one instalment. Failure to pay any subsequent instalment could result in an investor losing all of its investment.
Variable rate Instruments with a multiplier or other leverage factor
Instruments with variable interest rates can be volatile investments. If they are structured to include multipliers or other leverage factors, or caps or floors, or any combination of those features or other similar related features, their market values may be even more volatile than those for securities that do not include those features.
Fixed/Floating Rate Instruments
Fixed/Floating Rate Instruments may bear interest at a rate that the Issuer may elect to convert from a fixed rate to a floating rate, or from a floating rate to a fixed rate. The Issuer’s ability to convert the interest rate will affect the secondary market and the market value of such Instruments since the Issuer may be expected to convert the rate when it is likely to produce a lower overall cost of borrowing. If the Issuer converts from a fixed rate to a floating rate, the spread on the Fixed/Floating Rate Instruments may be less favourable than the prevailing spreads on comparable Floating Rate Instruments tied to the same reference rate. In addition, the new floating rate at any time may be lower than the rates on other Instruments. If the Issuer converts from a floating rate to a fixed rate, the fixed rate may be lower than the prevailing rates on its Instruments.
Instruments issued at a substantial discount or premium
The market values of securities issued at a substantial discount or premium to their nominal amount tend to fluctuate more in relation to general changes in interest rates than do prices for conventional interest-bearing securities. Generally, the longer the remaining term of the securities, the greater the price volatility as compared to conventional interest-bearing securities with comparable maturities.
Risks related to Instruments generally
Set out below is a brief description of certain risks relating to the Instruments generally:
Modification, waiver and substitution
The Terms and Conditions of the Instruments contain provisions for calling meetings of Instrumentholders to consider matters affecting their interests generally. These provisions permit defined majorities to bind all Instrumentholders including Instrumentholders who did not attend and vote at the relevant meeting and Instrumentholders who voted in a manner contrary to the majority.
The Terms and Conditions of the Instruments also provide that the Trustee may, without the consent of Instrumentholders, agree to (a) any modification of any of the provisions of the Trust Deed (as defined herein) that is of a formal, minor or technical nature or is made to correct a manifest error, (b) any other modification (except as mentioned in the Trust Deed), and any waiver or authorisation of any breach or proposed breach, of any of the provisions of the Trust Deed that is in the opinion of the Trustee not materially prejudicial to the interests of the Instrumentholders or (c) the substitution of another company as principal debtor under any Instruments in place of the Issuer, in the circumstances described in Condition 10.
European Monetary Union
If the United Kingdom joins the European Monetary Union prior to the maturity of the Instruments, there is no assurance that this would not adversely affect investors in the Instruments. It is possible that prior to the maturity of the Instruments the United Kingdom may become a participating Member State and that the Euro may become the lawful currency of the United Kingdom. In that event (i) all amounts payable in respect of any Instruments denominated in Sterling may become payable in Euro (ii) the law may allow or require such Instruments to be re-denominated into Euro and additional measures to be taken in respect of such Instruments; and (iii) there may no longer be available published or displayed rates for deposits in Sterling used to determine the rates of interest on such Instruments or changes in the way those rates are calculated, quoted and published or displayed. The introduction of the Euro could also be accompanied by a volatile interest rate environment, which could adversely affect investors in the Instruments.
EU Savings Directive
Under EC Council Directive 2003/48/EC on the taxation of savings income, each Member State is required to provide to the tax authorities of another Member State details of payments of interest or other similar income paid by a person within its jurisdiction to, or collected by such a person for, an individual resident or certain limited types of entity established in that other Member State; however, for a transitional period, Austria, Belgium and Luxembourg may instead apply a withholding system in relation to such payments, deducting tax at rates rising over time to 35 per cent. The transitional period is to terminate at the end of the first full fiscal year following agreement by certain non-EU countries to the exchange of information relating to such payments.
Also, a number of non-EU countries and certain dependent or associated territories of certain Member States, have adopted similar measures (either provision of information or transitional withholding) in relation to payments made by a person within its jurisdiction to, or collected by such a person for, an individual resident or certain limited types of entity established in a Member State. In addition, the Member States have entered into reciprocal provision of information or transitional withholding arrangements with certain of those dependent or associated territories in relation to payments made by a person in a Member State to, or collected by such a person for, an individual resident or certain limited types of entity established in one of those territories.
Investors should note that the European Commission has announced proposals to amend the Directive in order to improve its effectiveness. The proposed amendments, if implemented, include an extension of the scope of the Directive so as to cover, amongst other things, (i) a wider range of income equivalent to interest, and (ii) payments made through certain types of entity (whether or not established in a Member State) for the ultimate benefit of an EU resident individual.
If a payment in respect of an Instrument which is the subject of the Directive were to be made or collected through a Member State which has opted for a withholding system and an amount of, or in respect of, tax were to be withheld from that payment, neither the Issuer nor any Paying Agent nor any other person would be obliged to pay additional amounts with respect to such Instrument as a result of the imposition of such withholding tax. However, the Issuer is required, save as provided in Condition 5.4, to maintain a Paying Agent in a Member State that will not be obliged to withhold or deduct tax pursuant to any law implementing the Directive or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000.

Change of law
The Terms and Conditions of the Instruments are based on English law in effect as at the date of issue of the relevant Instruments. No assurance can be given as to the impact of any possible judicial decision or change to English law or administrative practice after the date of issue of the relevant Instruments.
Risks related to the market generally
Set out below is a brief description of certain market risks, including liquidity risk, exchange rate risk, interest rate risk and credit risk:
The secondary market generally
Instruments may have no established trading market when issued, and one may never develop. If a market does develop, it may not be liquid. Therefore, investors may not be able to sell their Instruments easily or at prices that will provide them with a yield comparable to similar investments that have a developed secondary market. This is particularly the case for Instruments that are especially sensitive to interest rate, currency or market risks, are designed for specific investment objectives or strategies or have been structured to meet the investment requirements of limited categories of investors. These types of Instruments generally would have a more limited secondary market and more price volatility than conventional debt securities. Illiquidity may have a severely adverse effect on the market value of Instruments.
The Clearing Systems
The Global Instruments may be held by or on behalf of Euroclear Bank and Clearstream Luxembourg and consequently investors will have to rely on their procedures for transfer, payment and communication with the Issuer.
Instruments may be represented by one or more temporary Global Instruments or permanent Global Instruments. Such Global Instruments may be deposited with a common depositary for Euroclear and Clearstream, Luxembourg. Except in the circumstances described in the relevant Global Instrument, investors will not be entitled to receive Definitive Instruments. Euroclear and Clearstream, Luxembourg will maintain records of the interests in the Global Instruments. While the Instruments are represented by one or more Global Instruments, investors will be able to trade their interests only through Euroclear or Clearstream, Luxembourg.
While Instruments are represented by one or more Global Instruments, the Issuer will discharge its payment obligations under such Instruments by making payments to the common depositary for Euroclear and Clearstream, Luxembourg for distribution to their account holders. A holder of an interest in a Global Instrument must rely on the procedures of Euroclear and Clearstream, Luxembourg to receive payments under the relevant Instruments. The Issuer has no responsibility or liability for the records relating to, or payments made in respect of, interests in the Global Instruments.
Holders of interests in the Global Instruments will not have a direct right to vote in respect of the relevant Instruments. Instead, such holders will be permitted to act only to the extent that they are enabled by Euroclear or Clearstream, Luxembourg.
Exchange rate risks and exchange controls
The Issuer will pay principal and interest on the Instruments in the Specified Currency. This presents certain risks relating to currency conversions if an investor’s financial activities are denominated principally in a currency or currency unit (the “Investor’s Currency”) other than the Specified Currency. These include the risk that exchange rates may significantly change (including changes due to devaluation of the Specified Currency or revaluation of the Investor’s Currency) and the risk that authorities with jurisdiction over the Investor’s Currency may impose or modify exchange controls. An appreciation in the value of the Investor’s Currency relative to the Specified Currency would decrease (1) the Investor’s Currency-equivalent yield on the Instruments, (2) the Investor’s Currency equivalent value of the principal payable on the Instruments and (3) the Investor’s Currency equivalent market value of the Instruments.
Government and monetary authorities may impose (as some have done in the past) exchange controls that could adversely affect an applicable exchange rate. As a result, investors may receive less interest or principal than expected, or no interest or principal.
Interest rate risks
Investment in Fixed Rate Instruments involves the risk that subsequent changes in market interest rates may adversely affect the value of Fixed Rate Instruments.
Credit ratings may not reflect all risks
One or more independent credit rating agencies may assign credit ratings to an issue of Instruments. The ratings may not reflect the potential impact of all risks related to structure, market, additional factors discussed above, and other factors that may affect the value of the Instruments. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.
Legal investment considerations may restrict certain investments
The investment activities of certain investors are subject to legal investment laws and regulations, or review or regulation by certain authorities. Each potential investor should consult its legal advisers to determine whether and to what extent (1) Instruments are legal investments for it, (2) Instruments can be used as collateral for various types of borrowing and (3) other restrictions apply to its purchase or pledge of any Instruments. Financial institutions should consult their legal advisers or the appropriate regulators to determine the appropriate treatment of Instruments under any applicable risk-based capital or similar rules.

TERMS AND CONDITIONS OF THE INSTRUMENTS
The following is the text of the terms and conditions which, save for the text in italics and subject to completion and amendment and as supplemented or varied in accordance with the provisions of Part A of the relevant Final Terms, will be endorsed on the Instruments in definitive form (if any) issued in exchange for the Global Instrument(s) representing each Series. Either (a) the full text of these terms and conditions together with the relevant provisions of Part A of the Final Terms or (b) these terms and conditions as so completed, amended, supplemented or varied (and subject to simplification by the deletion of non-applicable provisions), shall be endorsed on such Instruments. All capitalised terms which are not defined in these Conditions will have the meanings given to them in the Trust Deed or Part A of the relevant Final Terms. Those definitions will be endorsed on the Definitive Instruments.
References in these terms and conditions to “Instruments” (as defined below) are to the Instruments of one Series only of the Issuer (as defined below), not to all Instruments that may be issued under the Programme.
National Grid USA (the “Issuer”) has established a Euro Medium Term Note Programme (the “Programme”) for the issuance of up to Euro 4,000,000,000 in aggregate principal amount of debt instruments (the “Instruments”). The Instruments are constituted by an amended and restated Trust Deed (as amended or supplemented from time to time, the “Trust Deed”) dated 1 December 2008 between the Issuer and The Law Debenture Trust Corporation p.l.c. (the “Trustee”, which expression shall include all persons for the time being the trustee or trustees under the Trust Deed) as trustee for the Instrumentholders (as defined below). These terms and conditions include summaries of, and are subject to, the detailed provisions of the Trust Deed, which includes the form of the Definitive Instruments, Receipts, Coupons and Talons referred to below. An amended and restated Agency Agreement (as amended or supplemented from time to time, the “Agency Agreement”) dated 1 December 2008 has been entered into in relation to the Instruments between the Issuer, the Trustee, The Bank of New York Mellon as initial issuing and paying agent and the other agent(s) named in it. The issuing and paying agent, the paying agent(s) and the calculation agent(s) for the time being (if any) are referred to below respectively as the “Issuing and Paying Agent”, the “Paying Agents” (which expression shall include the Issuing and Paying Agent) and the “Calculation Agent(s)”. Copies of the Trust Deed and the Agency Agreement are available for inspection by prior appointment during usual business hours at the registered office of the Trustee (as at 1 December 2008 at Fifth Floor, 100 Wood Street, London EC2V 7EX) and at the specified offices of the Paying Agents.
The Instrumentholders, the holders of the interest coupons (the “Coupons”) appertaining to interest bearing Instruments and, where applicable in the case of such Instruments, talons for further Coupons (the “Talons”) (the “Couponholders”) and the holders of the receipts for the payment of instalments of principal (the “Receipts”) relating to Instruments of which the principal is payable in instalments are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and are deemed to have notice of those provisions of the Agency Agreement applicable to them.
1	Form, Denomination and Title
The Instruments are issued in bearer form in the Specified Denomination(s) specified in the relevant Final Terms and are serially numbered. Instruments of one Specified Denomination are not exchangeable for Instruments of another Specified Denomination provided that in the case of any Instruments which are to be admitted to trading on a regulated market within the European Economic Area or offered to the public in a Member State of the European Economic Area in circumstances which require the publication of a prospectus under the Prospectus Directive, the minimum Specified Denomination shall be €50,000 (or its equivalent in any other currency as at the date of issue of the relevant Instruments).

This Instrument is a Fixed Rate Instrument, a Floating Rate Instrument, a Zero Coupon Instrument, a Perpetual Instrument, an Instalment Instrument, a Dual Currency Instrument or a Partly Paid Instrument, a combination of any of the preceding or any other kind of Instrument, depending upon the Interest and Redemption/Payment Basis specified in the relevant Final Terms.
Instruments are issued with Coupons (and, where appropriate, a Talon) attached, save in the case of Zero Coupon Instruments in which case references to interest (other than in relation to interest due after the Maturity Date), Coupons and Talons in these Conditions are not applicable.
Instalment Instruments are issued with one or more Receipts attached. Title to the Instruments and the Receipts, Coupons and Talons shall pass by delivery and except as ordered by a court of competent jurisdiction or as required by law, the Issuer and the Paying Agents shall be entitled to treat the bearer of any Instrument, Receipt, Coupon or Talon as the absolute owner of that Instrument, Receipt, Coupon or Talon, as the case may be, and shall not be required to obtain any proof of ownership as to the identity of the bearer.
In these Conditions, “Instrumentholder” means the bearer of any Instrument of one Series only of the Issuer and the Receipts relating to it, “holder” (in relation to an Instrument, Receipt, Coupon or Talon) means the bearer of any Instrument, Receipt, Coupon or Talon and capitalised terms have the meanings given to them herein, the absence of any such meaning indicating that such term is not applicable to the Instruments.
2	Status and Negative Pledge
2.1	Status

The Instruments and the Receipts and Coupons relating to them constitute direct, unconditional and unsecured obligations of the Issuer and rank pari passu without any preference or priority among themselves. The payment obligations of the Issuer under the Instruments, Receipts and Coupons shall, subject to such exceptions as are from time to time applicable under the laws of England, rank equally with all other present and future unsecured obligations (other than subordinated obligations, if any) of the Issuer.

2.2	Negative Pledge

So long as any Instrument, Receipt or Coupon remains outstanding (as defined in the Trust Deed) the Issuer will not create or permit to subsist any mortgage, charge, pledge, lien or other form of encumbrance or security interest (“Security”) upon the whole or any part of its undertaking, assets or revenues present or future to secure any Relevant Indebtedness, or any guarantee of or indemnity in respect of any Relevant Indebtedness unless, at the same time or prior thereto, the Issuer’s obligations under the Instruments, the Receipts, the Coupons and the Trust Deed (a) are secured equally and rateably therewith or benefit from a guarantee or indemnity in substantially identical terms thereto, as the case may be, in each case to the satisfaction of the Trustee, or (b) have the benefit of such other security, guarantee, indemnity or other arrangement as the Trustee in its absolute discretion shall deem to be not materially less beneficial to the Instrumentholders or as shall be approved by an Extraordinary Resolution (as defined in the Trust Deed) of the Instrumentholders.

For the purposes of these Conditions, “Relevant Indebtedness” means any present or future indebtedness in the form of, or represented by, bonds, notes, debentures, loan stock or other securities which are for the time being, or are intended, with the agreement of the Issuer, to be quoted, listed or ordinarily dealt in on any stock exchange.

3	Interest
3.1	Interest on Fixed Rate Instruments

Each Fixed Rate Instrument bears interest on its outstanding nominal amount from the Interest Commencement Date at the rate per annum (expressed as a percentage) equal to the Rate of Interest, payable in arrear on each Interest Payment Date. The amount of Interest payable shall be determined in accordance with Condition 3.8.

If a Fixed Coupon Amount or a Broken Amount is specified in the relevant Final Terms, the amount of interest payable on each Interest Payment Date will amount to the Fixed Coupon Amount, or, if applicable, the Broken Amount so specified and in the case of a Broken Amount will be payable on the particular Interest Payment Date(s) specified in the relevant Final Terms.

3.2	Interest on Floating Rate Instruments
3.2.1	Interest Payment Dates

Each Floating Rate Instrument bears interest on its outstanding nominal amount from the Interest Commencement Date at the rate per annum (expressed as a percentage) equal to the Rate of Interest, such interest being payable in arrear on each Interest Payment Date. The amount of Interest payable shall be determined in accordance with Condition 3.8. Such Interest Payment Date(s) is/are either specified in the relevant Final Terms as Specified Interest Payment Dates or, if no Specified Interest Payment Date(s) is/are specified in the relevant Final Terms, Interest Payment Date shall mean each date which falls the number of months or other period shown on this Instrument as the Interest Period after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date.

3.2.2	Business Day Convention

If any date which is specified to be subject to adjustment in accordance with a Business Day Convention would otherwise fall on a day which is not a Business Day, then, if the Business Day Convention specified is (a) the Floating Rate Convention, such date shall be postponed to the next day which is a Business Day unless it would then fall into the next calendar month, in which event (x) such date shall be brought forward to the immediately preceding Business Day and (y) each subsequent such date shall be the last Business Day of the month in which such date would have fallen had it not been subject to adjustment, (b) the Following Business Day Convention, such date shall be postponed to the next day which is a Business Day, (c) the Modified Following Business Day Convention, such date shall be postponed to the next day which is a Business Day unless it would then fall into the next calendar month, in that event such date shall be brought forward to the immediately preceding Business Day or (d) the Preceding Business Day Convention, such date shall be brought forward to the immediately preceding Business Day.

3.2.3	Rate of Interest for Floating Rate Instruments

The Rate of Interest in respect of Floating Rate Instruments for each Interest Accrual Period shall be determined in the manner specified in the relevant Final Terms and the provisions below relating to either ISDA Determination or Screen Rate Determination shall apply, depending upon which is specified on this Instrument.

(a)
ISDA Determination for Floating Rate Instruments: Where ISDA Determination is specified in the relevant Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Accrual Period shall be determined by the Calculation Agent as a rate equal to the relevant ISDA Rate. For the purposes of this sub-paragraph (a), “ISDA Rate” for an Interest Accrual Period means a rate equal to the Floating Rate which would be determined by the Calculation Agent under a Swap Transaction under the terms of an agreement incorporating the ISDA Definitions and under which:

(i)	the Floating Rate Option is as specified in the relevant Final Terms;

(ii)	the Designated Maturity is a period specified in the relevant Final Terms; and

(iii)	the relevant Reset Date is the first day of that Interest Accrual Period unless otherwise specified in the relevant Final Terms.

For the purposes of this sub-paragraph (a), “Floating Rate”, “Calculation Agent”, “Floating Rate Option”, “Designated Maturity”, “Reset Date” and “Swap Transaction” have the meanings given to those terms in the ISDA Definitions.

(b)	Screen Rate Determination for Floating Rate Instruments:
(i)
Where Screen Rate Determination is specified in the relevant Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Accrual Period will, subject as provided below, be either:

(x)	the offered quotation; or

(y)	the arithmetic mean of the offered quotations,

(expressed as a percentage rate per annum) for the Reference Rate which appears or appear, as the case may be, on the Relevant Screen Page as at either 11.00 a.m. (London time in the case of LIBOR or Brussels time in the case of EURIBOR) on the Interest Determination Date in question as determined by the Calculation Agent. If five or more of such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Calculation Agent for the purpose of determining the arithmetic mean of such offered quotations.

If the Reference Rate from time to time in respect of Floating Rate Instruments is specified hereon as being other than LIBOR or EURIBOR, the Rate of Interest in respect of such Instruments will be determined as provided hereon.

(ii)
if the Relevant Screen Page is not available or if, sub-paragraph (i)(x) applies and no such offered quotation appears on the Relevant Screen Page or if sub-paragraph (i)(y) above applies and fewer than three such offered quotations appear on the Relevant Screen Page in each case as at the time specified above, subject as provided below, the Calculation Agent shall request, if the Reference Rate is LIBOR, the principal London office of each of the Reference Banks or, if the Reference Rate is EURIBOR, the principal Euro-zone office of each of the Reference Banks, to provide the Calculation Agent with its offered quotation (expressed as a percentage rate per annum) for the Reference Rate if the Reference Rate is LIBOR, at approximately 11.00 a.m. (London time), or if the Reference Rate is EURIBOR, at approximately 11.00 a.m. (Brussels time) on the Interest Determination Date in question. If two or more of the Reference Banks provide the Calculation

Agent with such offered quotations, the Rate of Interest for such Interest Period shall be the arithmetic mean of such offered quotations as determined by the Calculation Agent; and

(iii)
if paragraph (ii) above applies and the Calculation Agent determines that fewer than two Reference Banks are providing offered quotations, subject as provided below, the Rate of Interest shall be the arithmetic mean of the rates per annum (expressed as a percentage) as communicated to (and at the request of) the Calculation Agent by the Reference Banks or any two or more of them, at which such banks were offered, if the Reference Rate is LIBOR, at approximately 11.00 a.m. (London time) or, if the Reference Rate is EURIBOR, at approximately 11.00 a.m. (Brussels time) on the relevant Interest Determination Date, deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate by leading banks in, if the Reference Rate is LIBOR, the London inter-bank market or, if the Reference Rate is EURIBOR, the Euro-zone inter-bank market, as the case may be, or, if fewer than two of the Reference Banks provide the Calculation Agent with such offered rates, the offered rate for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, or the arithmetic mean of the offered rates for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, at which, if the Reference Rate is LIBOR, at approximately 11.00 a.m. (London time) or, if the Reference Rate is EURIBOR, at approximately 11.00 a.m. (Brussels time), on the relevant Interest Determination Date, any one or more banks (which bank or banks is or are in the opinion of the Trustee and the Issuer suitable for such purpose) informs the Calculation Agent it is quoting to leading banks in, if the Reference Rate is LIBOR, the London inter-bank market or, if the Reference Rate is EURIBOR, the Euro-zone inter-bank market, as the case may be, provided that, if the Rate of Interest cannot be determined in accordance with the foregoing provisions of this paragraph, the Rate of Interest shall be determined as at the last preceding Interest Determination Date (though substituting, where a different Margin or Maximum or Minimum Rate of Interest is to be applied to the relevant Interest Accrual Period from that which applied to the last preceding Interest Accrual Period, the Margin or Maximum or Minimum Rate of Interest relating to the relevant Interest Accrual Period, in place of the Margin or Maximum or Minimum Rate of Interest relating to that last preceding Interest Accrual Period).

3.3	Zero Coupon Instruments

Where an Instrument, the Interest Basis of which is specified to be Zero Coupon, is repayable prior to the Maturity Date and is not paid when due, the amount due and payable prior to the Maturity Date shall be the Early Redemption Amount of such Instrument. As from the Maturity Date, the Rate of Interest for any overdue principal of such an Instrument shall be a rate per annum (expressed as a percentage) equal to the Amortisation Yield (as defined in Condition 4.4.1(b)).

3.4	Dual Currency Instruments

In the case of Dual Currency Instruments, if the rate or amount of interest falls to be determined by reference to a Rate of Exchange or a method of calculating a Rate of Exchange, the rate or amount of interest payable shall be determined in the manner specified in the relevant Final Terms.

3.5	Partly Paid Instruments

In the case of Partly Paid Instruments (other than Partly Paid Instruments which are Zero Coupon Instruments), interest will accrue as previously stated on the paid-up nominal amount of such Instruments and otherwise as specified in the relevant Final Terms.

3.6	Accrual of Interest

Interest shall cease to accrue on each Instrument on the due date for redemption unless, upon due presentation, payment is improperly withheld or refused, in which event interest shall continue to accrue (as well after as before judgment) at the Rate of Interest in the manner provided in this Condition 3 to the Relevant Date (as defined in Condition 6).

3.7	Margin, Maximum/Minimum Rates of Interest, Instalment Amounts and Redemption Amounts and Rounding
(i)
If any Margin is specified in the relevant Final Terms (either (x) generally, or (y) in relation to one or more Interest Accrual Periods), an adjustment shall be made to all Rates of Interest, in the case of (x), or the Rates of Interest for the specified Interest Accrual Periods, in the case of (y), calculated in accordance with Condition 3.2.3(b) above, by adding (if a positive number) or subtracting (if a negative number) the absolute value of such Margin, subject always to the next paragraph.

(ii)
If any Maximum or Minimum Rate of Interest, Instalment Amount or Redemption Amount is specified in the relevant Final Terms, then any Rate of Interest, Instalment Amount or Redemption Amount shall be subject to such maximum or minimum, as the case may be.

(iii)
For the purposes of any calculations required pursuant to these Conditions (unless otherwise specified), (x) all percentages resulting from such calculations shall be rounded, if necessary, to the nearest one hundred thousandth of a percentage point (with halves being rounded up), (y) all figures shall be rounded to seven significant figures (with halves being rounded up) and (z) all currency amounts that fall due and payable shall be rounded to the nearest unit of such currency (with halves being rounded up), save in the case of yen, which shall be rounded down to the nearest yen. For these purposes “unit” means the lowest amount of such currency which is available as legal tender in the country of such currency.

3.8	Calculations

The amount of interest payable per Calculation Amount in respect of any Instrument for any Interest Accrual Period shall be equal to the product of the Rate of Interest, the Calculation Amount as specified in the relevant Final Terms, and the Day Count Fraction for such Interest Accrual Period, unless an Interest Amount (or a formula for its calculation) is applicable to such Interest Accrual Period, in which case the amount of interest payable per Calculation Amount in respect of such Instrument for such Interest Accrual Period shall equal such Interest Amount (or be calculated in accordance with such formula). Where any Interest Period comprises two or more Interest Accrual Periods, the amount of interest payable per Calculation Amount in respect of such Interest Period shall be the sum of the Interest Amounts payable in respect of each of those Interest Accrual Periods. In respect of any other period for which interest is required to be calculated, the provisions above shall apply save that the Day Count Fraction shall be for the period for which interest is required to be calculated.

3.9	Determination and Publication of Rates of Interest, Interest Amounts, Final Redemption Amounts, Early Redemption Amounts, Optional Redemption Amounts and Instalment Amounts

The Calculation Agent shall as soon as practicable on each Interest Determination Date or such other time on such date as the Calculation Agent may be required to calculate any rate or amount, obtain any quotation or make any determination or calculation, determine such rate and calculate the Interest Amounts for the relevant Interest Accrual Period, calculate the Redemption Amount or Instalment Amount, obtain such quote or make such determination or calculation, as the case may be, and cause the Rate of Interest and the Interest Amounts for each Interest Accrual Period and the relevant Interest Payment Date and, if required to be calculated, the Final Redemption Amount, Early Redemption Amount, Optional Redemption Amount or any Instalment Amount to be notified to the Trustee, the Issuer, each of the Paying Agents, the Instrumentholders, any other Calculation Agent appointed in respect of the Instruments that is to make a further calculation upon receipt of such information and, if the Instruments are listed on a stock exchange and the rules of such exchange so require, such exchange as soon as possible after their determination but in no event later than (i) the commencement of the relevant Interest Period, if determined prior to such time, in the case of notification to such exchange of a Rate of Interest and Interest Amount, or (ii) in all other cases, the fourth Business Day after such determination. Where any Interest Payment Date or Interest Period Date is subject to adjustment pursuant to Condition 3.2.3(b)(ii), the Interest Amounts and the Interest Payment Date so published may subsequently be amended (or appropriate alternative arrangements made with the consent of the Trustee by way of adjustment) without notice in the event of an extension or shortening of the Interest Period. If the Instruments become due and payable under Condition 8, the accrued interest and the Rate of Interest payable in respect of the Instruments shall nevertheless continue to be calculated as previously in accordance with this Condition but no publication of the Rate of Interest or the Interest Amount so calculated need be made unless the Trustee otherwise requires. The determination of any rate or amount, the obtaining of each quotation and the making of each determination or calculation by the Calculation Agent(s) shall (in the absence of manifest error) be final and binding upon all parties.

3.10	Determination or Calculation by Trustee

If the Calculation Agent does not at any time for any reason determine or calculate the Rate of Interest for an Interest Accrual Period or any Interest Amount, Instalment Amount, Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount the Trustee shall do so (or shall appoint an agent on its behalf to do so) and such determination or calculation shall be deemed to have been made by the Calculation Agent. In doing so, the Trustee shall apply the preceding provisions of this Condition, with any necessary consequential amendments, to the extent that, in its opinion, it can do so, and, in all other respects it shall do so in such manner as it shall deem fair and reasonable in all the circumstances.

3.11	Definitions
In these Conditions, unless the context otherwise requires, the following defined terms shall have the meanings set out below:

“Business Day” means:
(a)
in the case of a currency other than Euro, a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments in the principal financial centre for such currency; and/or

(b)	in the case of Euro, a day on which the TARGET System is operating (a “TARGET Business Day”); and/or

(c)
in the case of a currency and/or one or more Business Centres as specified in the relevant Final Terms, a day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets settle payments in such currency or, if no currency is indicated, generally in each of the Business Centres.

“Day Count Fraction” means, in respect of the calculation of an amount of interest on any Instrument for any period of time (from and including the first day of such period to but excluding the last) (whether or not constituting an Interest Period or Interest Accrual Period, the “Calculation Period”):

(a)
if “Actual/Actual” or “Actual/Actual-ISDA” is specified in the relevant Final Terms, the actual number of days in the Calculation Period divided by 365 (or, if any portion of that Calculation Period falls in a leap year, the sum of (i) the actual number of days in that portion of the Calculation Period falling in a leap year divided by 366 and (ii) the actual number of days in that portion of the Calculation Period falling in a non-leap year divided by 365);

(b)	if “Actual/365 (Fixed)” is specified in the relevant Final Terms, the actual number of days in the Calculation Period divided by 365;

(c)	if “Actual/360” is specified in the relevant Final Terms, the actual number of days in the Calculation Period divided by 360;

(d)	if “30/360”, “360/360” or “Bond Basis” is specified in the relevant Final Terms, the number of days in the Calculation Period divided by 360 calculated on a formula basis as follows:

where:

“Y1” is the year, expressed as a number, in which the first day of the Calculation Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Calculation Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“D1” is the first calendar day, expressed as a number, of the Calculation Period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30;

(e)	if “30E/360” or “Eurobond Basis” is specified in the relevant Final Terms, the number of days in the Calculation Period divided by 360 calculated on a formula basis as follows:

where:

“Y1” is the year, expressed as a number, in which the first day of the Calculation Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Calculation Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“D1” is the first calendar day, expressed as a number, of the Calculation Period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless such number would be 31, in which case D2 will be 30;

(f)	if “30E/360 (ISDA)” is specified in the relevant Final Terms, the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows:

where:

“Y1” is the year, expressed as a number, in which the first day of the Calculation Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Calculation Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

“D1” is the first calendar day, expressed as a number, of the Calculation Period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless (i) that day is the last day of February but not the Maturity Date or (ii) such number would be 31, in which case D2 will be 30; and

(g)	if “Actual/Actual-ICMA” is specified in the relevant Final Terms:
(i)
if the Calculation Period is equal to or shorter than the Determination Period during which it falls, the actual number of days in the Calculation Period divided by the product of (x) the actual number of days in such Determination Period and (y) the number of Determination Periods in any year; and

(ii)	if the Calculation Period is longer than one Determination Period, the sum of:

(A)
the actual number of days in such Calculation Period falling in the Determination Period in which it begins divided by the product of (a) the actual number of days in such Determination Period and (b) the number of Determination Periods in any year; and

(B)
the actual number of days in such Calculation Period falling in the next Determination Period divided by the product of (a) the actual number of days in such Determination Period and (b) the number of Determination Periods in any year, where:

“Determination Period” means the period from and including a Determination Date in any year to but excluding the next Determination Date; and

“Determination Date” means the date specified as such in the relevant Final Terms or, if none is so specified, the Interest Payment Date.
“Euro-zone” means the region comprising of member states of the European Union that adopt the single currency in accordance with the Treaty establishing the European Community as amended.

“Interest Accrual Period” means the period beginning on (and including) the Interest Commencement Date and ending on (but excluding) the first Interest Period Date and each successive period beginning on (and including) an Interest Period Date and ending on (but excluding) the next succeeding Interest Period Date.

“Interest Amount” means:
(a)
in respect of an Interest Accrual Period, the amount of interest payable per Calculation Amount for that Interest Accrual Period and which, in the case of Fixed Rate Instruments, and unless otherwise specified in the relevant Final Terms, shall mean the Fixed Coupon Amount or Broken Amount specified in the relevant Final Terms as being payable on the Interest Payment Date ending the Interest Period of which such Interest Accrual Period forms part; and

(b)	in respect of any other period, the amount of interest payable per Calculation Amount for that period.
“Interest Commencement Date” means the Issue Date or such other date as may be specified in the relevant Final Terms.

“Interest Determination Date” means, with respect to a Rate of Interest and Interest Accrual Period, the date specified as such in the relevant Final Terms or, if none is so specified, (a) the first day of such Interest Accrual Period if the Specified Currency is Sterling or (b) the day falling two Business Days in London prior to the first day of such Interest Accrual Period if the Specified Currency is neither Sterling nor Euro or (c) the day falling two TARGET Business Days prior to the first day of such Interest Accrual Period if the Specified Currency is Euro.

“Interest Payment Date” means the date or dates specified as such in, or determined in accordance with the provisions of, the relevant Final Terms and, if a Business Day Convention is specified in the relevant Final Terms, as the same may be adjusted in accordance with the relevant Business Day Convention.

“Interest Period” means the period beginning on (and including) the Interest Commencement Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date.

“Interest Period Date” means each Interest Payment Date unless otherwise specified in the relevant Final Terms.

“ISDA Definitions” means the 2006 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc., unless otherwise specified in the relevant Final Terms.

“Rate of Interest” means the rate of interest payable from time to time in respect of this Instrument and that is either specified on, or calculated in accordance with the provisions of, the relevant Final Terms.

“Redemption Amount” means, as appropriate, the Final Redemption Amount, the Early Redemption Amount (Tax), the Optional Redemption Amount (Call), the Optional Redemption Amount (Put), the Early Termination Amount or such other amount in the nature of a redemption amount as may be specified in, or determined in accordance with the provisions of the relevant Final Terms.

“Reference Banks” means, in the case of a determination of LIBOR, the principal London office of four major banks in the London inter-bank market and, in the case of a determination of EURIBOR, the principal Euro-zone office of four major banks in the Euro-zone inter-bank market, in each case selected by the Calculation Agent or as specified in the relevant Final Terms.

“Reference Rate” means the rate specified as such in the relevant Final Terms.

“Relevant Screen Page” means such page, section, caption, column or other part of a particular information service as may be specified in the relevant Final Terms.

“Specified Currency” means the currency specified as such in the relevant Final Terms or, if none is specified, the currency in which the Instruments are denominated.

“TARGET System” means the Trans-European Automated Real-Time Gross Settlement Express Transfer (known as TARGET2) System which was launched on 19 November 2007 or any successor to it.
3.12	Calculation Agent

The Issuer shall procure that there shall at all times be one or more Calculation Agents if provision is made for them in the relevant Final Terms and for so long as any Instrument is outstanding. Where more than one Calculation Agent is appointed in respect of the Instruments, references in these Conditions to the Calculation Agent shall be construed as each Calculation Agent performing its respective duties under these Conditions. If the Calculation Agent is unable or unwilling to act as such or if the Calculation Agent fails duly to establish the Rate of Interest for an Interest Period or Interest Accrual Period or to calculate any Interest Amount, Instalment Amount, Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount, as the case may be, or to comply with any other requirement, the Issuer shall (with the prior approval of the Trustee) appoint a leading bank or financial institution engaged in the interbank market (or, if appropriate, money, swap or over-the-counter index options market) which is most closely connected with the calculation or determination to be made by the Calculation Agent (acting through its principal London office or any other office actively involved in such market) to act as such in its place. The Calculation Agent may not resign its duties without a successor having been appointed as specified in this paragraph.

4	Redemption, Purchase and Options
4.1	Final Redemption

Unless previously redeemed, purchased and cancelled as provided below, this Instrument will be redeemed at its Final Redemption Amount (which, unless otherwise provided, is its nominal amount) on the Maturity Date specified in the relevant Final Terms provided, however, that if this Instrument is a Perpetual Instrument it will only be redeemable and repayable in accordance with the following provisions of this Condition 4.

4.2	Redemption for Taxation Reasons

If, on the occasion of the next payment in respect of the Instruments the Issuer satisfies the Trustee immediately before the giving of the notice referred to below that it would be unable to make such payment without having to pay additional amounts as described in Condition 6, and such requirement to pay such additional amounts arises by reason of a change in the laws of the United States of America or any political sub-division of the United States of America or any authority in or of the United States of America having power to tax or in the interpretation or application of the laws of the United States of America or any political sub-division of the United States of America or any authority in or of the United States of America having power to tax or in any applicable double taxation treaty or convention, which change becomes effective on or after the date on which agreement is reached to issue the first Tranche of the Instruments, and such requirement cannot be avoided by the Issuer taking reasonable measures (such measures not involving any material additional payments by, or expense for, the Issuer), the Issuer may, at its option, at any time, having given not less than 30 nor more than 45 days’ notice to the Instrumentholders in accordance with Condition 13, redeem all, but not some only, of the Instruments at their Early Redemption Amount together with interest accrued to the date of redemption provided that the date fixed for redemption shall not be earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such additional amounts or make such withholding or deduction, as the case may be, were a payment in respect of the Instruments then due. Prior to the publication of any notice of redemption pursuant to this Condition 4.2, the Issuer shall deliver to the Trustee a certificate signed by two directors of the Issuer stating that the requirement referred to above cannot be avoided by the Issuer taking reasonable measures available to it and the Trustee shall be entitled to accept such certificate as sufficient evidence of the satisfaction of the condition precedent set out above in which event it shall be conclusive and binding on Instrumentholders and Couponholders.

4.3	Purchases

The Issuer and any of its Subsidiaries may at any time purchase Instruments (provided that all unmatured Receipts and Coupons and unexchanged Talons appertaining to them are attached or surrendered with them) in the open market or otherwise at any price.

“Subsidiary” means any corporation a majority of the outstanding voting stock of which is owned, directly or indirectly, by the Issuer.

4.4	Early Redemption
4.4.1	Zero Coupon Instruments
(a)
The Early Redemption Amount payable in respect of any Zero Coupon Instrument, the Early Redemption Amount of which is not linked to a formula, upon redemption of such Instrument pursuant to Condition 4.2 or upon it becoming due and payable as provided in Condition 8 shall be the Amortised Face Amount (calculated as provided below) of such Instrument unless otherwise specified in the relevant Final Terms.

(b)
Subject to the provisions of sub-paragraph (c) below, the Amortised Face Amount of any such Instrument shall be the scheduled Final Redemption Amount of such Instrument on the Maturity Date discounted at a rate per annum (expressed as a percentage) equal to the Amortisation Yield (which, if none is specified in the relevant Final Terms, shall be such rate as would produce an Amortised Face Amount equal to the issue price of the Instruments if they were discounted back to their issue price on the Issue Date) compounded annually.

(c)
If the Early Redemption Amount payable in respect of any such Instrument upon its redemption pursuant to Condition 4.2 or, if applicable, Condition 4.5 or upon it becoming due and payable as provided in Condition 8, is not paid when due, the Early Redemption Amount due and payable in respect of such Instrument shall be the Amortised Face Amount of such Instrument as defined in sub-paragraph (b) above, except that such sub-paragraph shall have effect as though the reference in that sub-paragraph to the date on which the Instrument becomes due and payable was replaced by a reference to the Relevant Date as defined in Condition 6. The calculation of the Amortised Face Amount in accordance with this sub-paragraph shall continue to be made (as well after as before judgment) until the Relevant Date, unless the Relevant Date falls on or after the Maturity Date, in which case the amount due and payable shall be the scheduled Final Redemption Amount of such Instrument on the Maturity Date together with any interest that may accrue in accordance with Condition 3.2.

Where such calculation is to be made for a period of less than one year, it shall be made on the basis of the Day Count Fraction specified in the relevant Final Terms.

4.4.2	Other Instruments

The Early Redemption Amount payable in respect of any Instrument (other than Instruments described in Condition 4.4.1), upon redemption of such Instrument pursuant to this Condition 4.4 or upon it becoming due and payable as provided in Condition 8, shall be the Final Redemption Amount unless otherwise specified in the relevant Final Terms.

4.5	Redemption at the Option of the Issuer and Exercise of Issuer’s Options
4.5.1
If (i) Residual Holding Call Option is specified in the relevant Final Terms, and (ii) if at any time the Residual Holding Percentage or more of the aggregate nominal amount of Instruments originally issued shall have been redeemed or purchased and cancelled, the Issuer shall have the option to redeem such outstanding Instruments in whole, but not in part, at their Residual Holding Redemption Amount. Unless otherwise specified in the relevant Final Terms, the Residual Holding Redemption Amount will be calculated by the Calculation Agent by discounting the outstanding nominal amount of the Instruments and the remaining interest payments (if applicable) to the Maturity Date by a rate per annum (expressed as a percentage to the nearest one hundred thousandth of a percentage point (with halves being rounded up)) equal to the Benchmark Yield, being the yield on the Benchmark Security at the close of business on the third Business Day prior to the date fixed for such redemption, plus the Benchmark Spread. Where the specified calculation is to be made for a period of less than one year, it shall be calculated using the Benchmark Day Count Fraction. The Issuer will give not less than 15 nor more than 30 days’ irrevocable notice to the Instrumentholders and the Trustee of any such redemption pursuant to this Condition 4.5.1.

4.5.2
If Call Option is specified in the relevant Final Terms, the Issuer may, on giving not less than 15 nor more than 30 days’ irrevocable notice to the Instrumentholders (or such other notice period as may be specified in the relevant Final Terms), redeem, or exercise any

Issuer’s option in relation to, all or, if so provided, some of such Instruments on any Optional Redemption Date or Option Exercise Date, as the case may be. Any such redemption of Instruments shall be at their Optional Redemption Amount together with interest accrued to the date fixed for redemption. Any such redemption or exercise must relate to Instruments of a nominal amount at least equal to the minimum nominal amount (if any) permitted to be redeemed specified hereon and no greater than the maximum nominal amount (if any) permitted to be redeemed specified on this Instrument.

All Instruments in respect of which any such notice is given shall be redeemed, or the Issuer’s option shall be exercised, on the date specified in such notice in accordance with this Condition.

In the case of a partial redemption or a partial exercise of the Issuer’s option, the notice to Instrumentholders shall also contain the serial numbers of the Instruments to be redeemed, which shall have been drawn in such place as the Trustee may approve and in such manner as it deems appropriate, subject to compliance with any applicable laws, listing authority and stock exchange requirements.

4.6	Redemption at the Option of Instrumentholders

If Put Option is specified in the relevant Final Terms, the Issuer shall, at the option of any Instrumentholder, upon such Instrumentholder giving not less than 15 nor more than 30 days’ notice to the Issuer (or such other notice period as may be specified on this Instrument) redeem such Instrument on the Optional Redemption Date(s) (as specified in the Final Terms) at its Optional Redemption Amount (as specified in the Final Terms) together with interest accrued to the date fixed for redemption.

To exercise such option (which must be exercised on an Option Exercise Date) the holder must deposit such Instrument with any Paying Agent at its specified office, together with a duly completed option exercise notice (“Exercise Notice”) in the form obtainable from any Paying Agent within the Instrumentholders’ Option Period (as specified in the Final Terms). No Instrument so deposited and option exercised may be withdrawn (except as provided in the Agency Agreement) without the prior consent of the Issuer.

4.7	Partly Paid Instruments

Partly Paid Instruments will be redeemed, whether at maturity, early redemption or otherwise, in accordance with the provisions of this Condition and the provisions specified in the relevant Final Terms.

4.8	Redemption by Instalments

Unless previously redeemed, purchased and cancelled as provided in this Condition 4, each Instrument which provides for Instalment Dates and Instalment Amounts will be partially redeemed on each Instalment Date at the Instalment Amount specified in the relevant Final Terms. The outstanding nominal amount of each such Instrument shall be reduced by the Instalment Amount (or, if such Instalment Amount is calculated by reference to a proportion of the nominal amount of such Instrument, such proportion) for all purposes with effect from the related Instalment Date, unless payment of the Instalment Amount is improperly withheld or refused on presentation of the related Receipt, in which case, such amount shall remain outstanding until the Relevant Date relating to such Instalment Amount.

4.9	Cancellation

All Instruments redeemed pursuant to any of the foregoing provisions will be cancelled forthwith together with all unmatured Receipts and Coupons and unexchanged Talons attached thereto. All Instruments purchased by or on behalf of the Issuer or any of its Subsidiaries may, at the option of the Issuer be held by or may be surrendered together with all unmatured Receipts and Coupons and all unexchanged Talons attached to them to a Paying Agent for cancellation, but may not be resold and when held by the Issuer or any of its Subsidiaries shall not entitle the holder to vote at any meeting of Instrumentholders and shall not be deemed to be outstanding for the purposes of calculating quorums at meetings of Instrumentholders or for the purposes of Condition 10.

5	Payments and Talons
5.1	Payments

Payments of principal and interest in respect of Instruments will, subject as mentioned below, be made against presentation and surrender of the relevant Receipts (in the case of payments of Instalment Amounts other than on the due date for redemption and provided that the Receipt is presented for payment together with its relative Instrument), Instruments (in the case of all other payments of principal and, in the case of interest, as specified in Condition 5.5.6) or Coupons (in the case of interest, save as specified in Condition 5.5.6), as the case may be, at the specified office of any Paying Agent outside the United States by a cheque payable in the currency in which such payment is due drawn on, or, at the option of the holder, by transfer to an account denominated in that currency with, a bank in the principal financial centre for that currency; provided that in the case of Euro, the transfer shall be in a city in which banks have access to the TARGET System.

5.2	Payments in the United States

Notwithstanding the above, if any Instruments are denominated in U.S. dollars, payments in respect of them may be made at the specified office of any Paying Agent in New York City in the same manner as specified above if (a) the Issuer shall have appointed Paying Agents with specified offices outside the United States with the reasonable expectation that such Paying Agents would be able to make payment of the amounts on the Instruments in the manner provided above when due, (b) payment in full of such amounts at all such offices is illegal or effectively precluded by exchange controls or other similar restrictions on payment or receipt of such amounts and (c) such payment is then permitted by United States law, without involving, in the opinion of the Issuer, any adverse tax consequence to the Issuer.

5.3	Payments subject to Fiscal Laws etc.

All payments are subject in all cases to any applicable fiscal or other laws, regulations and directives, but without prejudice to the provisions of Condition 6. No commission or expenses shall be charged to the Instrumentholders or Couponholders in respect of such payments.

5.4	Appointment of Agents

The Issuing and Paying Agent, the Paying Agents and the Calculation Agent initially appointed by the Issuer and their respective specified offices are listed below. The Issuing and Paying Agent, the Paying Agents and the Calculation Agent act solely as agents of the Issuer and do not assume any obligation or relationship of agency or trust for or with any holder. The Issuer reserves the right at any time with the approval of the Trustee to vary or terminate the appointment of the Issuing and Paying Agent, any other Paying Agent or the Calculation Agent and to appoint additional or other Paying Agents, provided that the Issuer shall at all times maintain (a) an Issuing and Paying Agent, (b) a Paying Agent having its specified office in a major European city, (c) a Calculation Agent where the Conditions so require one, (d) so long as the Instruments are listed on any stock exchange or admitted to listing by any other relevant authority, a Paying Agent having a specified office in such place as may be required by the rules and regulations of any other relevant stock exchange or other relevant authority and (e) to the extent that the Issuer is able to do so and not provided for by the foregoing provisions of this Condition 5.4, a Paying Agent with a specified office in a European Union member state that will not be obliged to withhold or deduct tax pursuant to any law implementing European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000. As used in these Conditions, the terms “Issuing and Paying Agent”, “Calculation Agent”, and “Paying Agent” include any additional or replacement Issuing and Paying Agent, Calculation Agent or Paying Agent appointed under this Condition.

In addition, the Issuer shall forthwith appoint a Paying Agent in New York City in respect of any Instruments denominated in U.S. dollars in the circumstances described in Condition 5.2.

Notice of any such change or any change of any specified office shall promptly be given to the Instrumentholders in accordance with Condition 13.
5.5	Unmatured Coupons and Receipts and unexchanged Talons
5.5.1
Unless the Instrument provides that the relevant Coupons are to become void upon the due date for redemption of those Instruments, Instruments should be surrendered for payment together with all unmatured Coupons (if any) appertaining to them, failing which an amount equal to the face value of each missing unmatured Coupon (or, in the case of payment not being made in full, that proportion of the amount of such missing unmatured Coupon that the sum of principal so paid bears to the total principal due) will be deducted from the Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount, as the case may be, due for payment. Any amount so deducted shall be paid in the manner mentioned above against surrender of such missing Coupon within a period of 10 years from the Relevant Date for the payment of such principal (whether or not such Coupon has become void pursuant to Condition 7).

5.5.2
If the relevant Instrument so provides, upon the due date for redemption of any Instrument, unmatured Coupons relating to such Instrument (whether or not attached) shall become void and no payment shall be made in respect of them.

5.5.3
If the relevant Instrument so provides, upon the due date for redemption of any Instrument, any unexchanged Talon relating to such Instrument (whether or not attached) shall become void and no Coupon shall be delivered in respect of such Talon.

5.5.4
Upon the due date for redemption of any Instrument which is redeemable in instalments, all Receipts relating to such Instrument having an Instalment Date falling on or after such due date (whether or not attached) shall become void and no payment shall be made in respect of them.

5.5.5
Where any Instrument which provides that the relevant Coupons are to become void upon the due date for redemption of those Instruments is presented for redemption without all unmatured Coupons and any unexchanged Talon relating to it, and where any Instrument is presented for redemption without any unexchanged Talon relating to it, redemption shall be made only against the provision of such indemnity as the Issuer may require.

5.5.6
If the due date for redemption of any Instrument is not a due date for payment of interest, interest accrued from the preceding due date for payment of interest or the Interest Commencement Date, as the case may be, shall only be payable against presentation (and surrender if appropriate) of the relevant Instrument. Interest accrued on an Instrument that only bears interest after its Maturity Date shall be payable on redemption of that Instrument against presentation of that Instrument.

5.6	Non-business days

If any date for payment in respect of any Instrument, Receipt or Coupon is not a business day, the holder shall not be entitled to payment until the next following business day nor to any interest or other sum in respect of such postponed payment. In this paragraph, “business day” means a day (other than a Saturday or a Sunday) on which banks and foreign exchange markets are open for business in the relevant place of presentation, in such jurisdictions as shall be specified as “Financial Centres” in the relevant Final Terms and:
5.6.1
(in the case of a payment in a currency other than Euro) where payment is to be made by transfer to an account maintained with a bank in the relevant currency, on which foreign exchange transactions may be carried on in the relevant currency in the principal financial centre of the country of such currency; or

5.6.2	(in the case of a payment in Euro) which is a TARGET Business Day.
5.7	Talons

On or after the Interest Payment Date for the final Coupon forming part of a Coupon sheet issued in respect of any Instrument, the Talon forming part of such Coupon sheet may be surrendered at the specified office of the Issuing and Paying Agent in exchange for a further Coupon sheet (but excluding any Coupons which may have become void pursuant to Condition 7).

6	Taxation

All payments of principal and interest by or on behalf of the Issuer in respect of the Instruments, the Receipts and the Coupons will be made without withholding or deduction for or on account of, any present or future taxes or duties of whatever nature imposed or levied by or on behalf of the United States of America or any political sub-division of the United States of America or any authority in or of the United States of America having power to tax, unless such withholding or deduction is compelled by law. In that event, the Issuer will pay such additional amounts of principal and interest as will result in the payment to the Instrumentholders, Receiptholders or, as the case may be, the Couponholders of the amounts which would otherwise have been receivable in respect of the Instruments, Receipts or Coupons had no withholding or deduction been made, except that no such additional amounts shall be payable in respect of any Instrument, Receipt or Coupon presented for payment:

(a)
by or on behalf of, a person who is liable to such taxes or duties in respect of such Instrument, Receipt or Coupon by reason of his having some connection with the United States of America other than the mere holding of such Instrument, Receipt or Coupon; or

(b)	by or on behalf of a person who would not be liable or subject to such deduction or withholding by making a declaration of non-residence or other claim for exemption to a tax authority; or

(c)	more than 30 days after the Relevant Date except to the extent that the holder would have been entitled to such additional amounts on presenting the same for payment on such 30th day; or

(d)
where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any law implementing European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000; or

(e)
by a holder which is or was a controlled foreign corporation, personal holding company or passive foreign investment company with respect to the United States or a corporation that accumulates earnings to avoid United States federal income tax; or

(f)	if such tax is an estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment, or governance charge; or

(g)
by a holder which is or has been a “10 per cent. shareholder” of the obligor of the Instruments as defined in Section 871(h)(3) of the United States Internal Revenue Code or any successor provisions; or

(h)	by or on behalf of a holder who would have been able to avoid such withholding or deduction (i) by presenting the relevant Instrument, Receipt or Coupon to another Paying Agent in a Member

State of the European Union; or (ii) by satisfying any statutory or procedural requirements (including, without limitation, the provision of information); or

(i)	in the case of any combination of items (a) to (h) above.

As used in these Conditions, “Relevant Date” in respect of any Instrument, Receipt or Coupon means the date on which payment in respect of it first becomes due or (if any amount of the money payable is improperly withheld or refused) the date on which payment in full of the amount outstanding is made or (if earlier) the date on which notice is duly given to the Instrumentholders in accordance with Condition 13 that, upon further presentation of the Instrument, Receipt or Coupon being made in accordance with the Conditions, such payment will be made, provided that payment is in fact made upon such presentation. References in these Conditions to (a) “principal” shall be deemed to include any premium payable in respect of the Instruments, all Instalment Amounts, Final Redemption Amounts, Early Redemption Amounts, Optional Redemption Amounts, Amortised Face Amounts and all other amounts in the nature of principal payable pursuant to Condition 4 or any amendment or supplement to it, (b) “interest” shall be deemed to include all Interest Amounts and all other amounts payable pursuant to Condition 3 or any amendment or supplement to it and (c) “principal” and/or “interest” shall be deemed to include any additional amounts which may be payable under this Condition or any undertaking given in addition to or in substitution for it under the Trust Deed.

7	Prescription

Instruments, Receipts and Coupons (which, for this purpose, shall not include Talons) shall be prescribed and become void unless presented for payment within 10 years (in the case of principal) or five years (in the case of interest) from the appropriate Relevant Date in respect of them.

8	Events of Default

If any of the following events (each an “Event of Default”) occurs and is continuing, the Trustee at its discretion may, and if so requested by the holders of at least one-quarter in nominal amount of the Instruments then outstanding or if so directed by an Extraordinary Resolution shall, give notice to the Issuer at its registered office that the Instruments are, and they shall accordingly immediately become due and repayable at their Redemption Amount together with accrued interest (if any) to the date of payment:

(a)	Non-Payment: there is default for more than 30 days in the payment of any principal or interest due in respect of the Instruments; or

(b)
Breach of Other Obligations: there is default in the performance or observance by the Issuer of any other obligation or provision under the Trust Deed or the Instruments (other than any obligation for the payment of any principal or interest in respect of the Instruments) which default is incapable of remedy or, if in the opinion of the Trustee capable of remedy, is not remedied within 90 days after notice of such default shall have been given to the Issuer by the Trustee; or

(c)
Cross-Acceleration: if (i) any other present or future Relevant Indebtedness of the Issuer or a Principal Subsidiary becomes due and payable prior to its stated maturity by reason of any actual event of default or (ii) any amount in respect of such Relevant Indebtedness is not paid when due or, as the case may be, within any applicable grace period, provided that the aggregate amount of the Relevant Indebtedness in respect of which one or more of the events mentioned above in this paragraph (c) have occurred equals or exceeds U.S.$100,000,000 for the period up to and including 31 March 2017, and thereafter U.S.$200,000,000 or

(d)
Winding-up: a resolution is passed, or a final order of a court in the United States of America is made and, where possible, not discharged or stayed within a period of 90 days, that the Issuer be wound up or dissolved; or

(e)
Enforcement Proceedings: attachment is made of the whole or substantially the whole of the assets or undertakings of the Issuer and such attachment is not released or cancelled within 90 days or an encumbrancer takes possession or an administrative or other receiver or similar officer is appointed of the whole or substantially the whole of the assets or undertaking of the Issuer or an administration or similar order is made in relation to the Issuer and such taking of possession, appointment or order is not released, discharged or cancelled within 90 days; or

(f)	Insolvency: the Issuer ceases to carry on all or substantially all of its business or is unable to pay its debts; or

(g)	Bankruptcy: the Issuer is adjudged bankrupt or insolvent by a court of competent jurisdiction in the United States of America, provided that in the case of paragraph (b) the Trustee shall have certified that in its opinion such event is materially prejudicial to the interests of the Instrumentholders.

For the purposes of this Condition 8, “Principal Subsidiary” means KeySpan Corporation, KeySpan Energy Delivery New York, KeySpan Energy Delivery Long Island, Niagara Mohawk Power Corporation and New England Power Company, and includes any successor entity thereto or any member of the group of companies comprising National Grid USA and each of its subsidiaries (the “Group”) which the Auditors have certified to the Trustee as being a company to which all or substantially all of the assets of a Principal Subsidiary are transferred. In the event that all or substantially all of the assets of a Principal Subsidiary are transferred to a member of the Group as described above, the transferor of such assets shall cease to be deemed to be a Principal Subsidiary for the purposes of this Condition.

9	Enforcement

The Trustee may, at its discretion and without further notice, institute such proceedings against the Issuer as it may think fit to enforce any obligation, condition or provision binding on the Issuer under the Instruments or under the Trust Deed, but shall not be bound to do so unless:

(a)	it has been so directed by an Extraordinary Resolution or in writing by the holders of at least one-quarter of the principal amount of the Instruments outstanding; and

(b)	it has been indemnified to its satisfaction.

No Instrumentholder, Receiptholder or Couponholder shall be entitled to institute proceedings directly against the Issuer unless the Trustee, having become bound to proceed as specified above, fails to do so within a reasonable time and such failure is continuing.

10	Meetings of Instrumentholders, Modifications and Substitution
10.1	Meetings of Instrumentholders

The Trust Deed contains provisions for convening meetings of Instrumentholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution (as defined in the Trust Deed) of a modification of any of these Conditions or any provisions of the Trust Deed. An Extraordinary Resolution duly passed at any such meeting shall be binding on Instrumentholders (whether or not they were present at the meeting at which such resolution was passed) and on all Couponholders, except that any Extraordinary Resolution proposed, inter alia, (a) to amend the dates of maturity or redemption of the Instruments, any Instalment Date or any date for payment of interest on the Instruments, (b) to reduce or cancel the nominal amount of, or any Instalment Amount of, or any premium payable on redemption of, the Instruments, (c) to reduce the rate or rates of interest in respect of the Instruments or to vary the method or basis of calculating the rate or rates or amount of interest or the basis for calculating any Interest Amount in respect of the Instruments, (d) if a Minimum and/or a Maximum Rate of Interest is shown on the face of the Instrument, to reduce any such Minimum and/or Maximum Rate of Interest, (e) to vary any method of calculating the Final Redemption Amount, the Early Redemption Amount or the Optional Redemption Amount, (f) to take any steps that as specified in this Instrument may only be taken following approval by an Extraordinary Resolution to which the special quorum provisions apply, and (g) to modify the provisions concerning the quorum required at any meeting of Instrumentholders or the majority required to pass the Extraordinary Resolution will only be binding if passed at a meeting of the Instrumentholders (or at any adjournment of that meeting) at which a special quorum (as defined in the Trust Deed) is present. A resolution in writing signed by the holders of not less than 95 per cent. in nominal amount of the Instruments will be binding on all Instrumentholders and Couponholders. The Issuer may convene a meeting of Instrumentholders jointly with the holders of all other instruments issued pursuant to the Agency Agreement and not forming a single series with the Instruments to which meeting the provisions referred to above apply as if all such instruments formed part of the same series, provided that the proposals to be considered at such meeting affect the rights of the holders of the instruments of each series attending the meeting in identical respects (save insofar as the Conditions applicable to each such series are not identical).

10.2	Modification of the Trust Deed

The Trustee may agree, without the consent of the Instrumentholders or Couponholders, to (a) any modification of any of the provisions of the Trust Deed that is of a formal, minor or technical nature or is made to correct a manifest error, and (b) any other modification (except as mentioned in the Trust Deed), and any waiver or authorisation of any breach or proposed breach, of any of the provisions of the Trust Deed that is in the opinion of the Trustee not materially prejudicial to the interests of the Instrumentholders. Any such modification, authorisation or waiver shall be binding on the Instrumentholders and the Couponholders and, if the Trustee so requires, such modification shall be notified to the Instrumentholders as soon as practicable.

10.3	Substitution

The Trust Deed contains provisions permitting the Trustee to agree, subject to such amendment of the Trust Deed and such other conditions as the Trustee may require, but without the consent of the Instrumentholders or the Couponholders, to the substitution of any other company in place of the Issuer or of any previous substituted company, as principal debtor under the Trust Deed and the Instruments. In the case of such a substitution the Trustee may agree, without the consent of the Instrumentholders or the Couponholders, to a change of the law governing the Instruments, the Receipts, the Coupons, the Talons and/or the Trust Deed provided that such change would not in the opinion of the Trustee be materially prejudicial to the interests of the Instrumentholders.

10.4	Entitlement of the Trustee

In connection with the exercise of its functions (including but not limited to those referred to in this Condition) the Trustee shall have regard to the interests of the Instrumentholders as a class and shall not have regard to the consequences of such exercise for individual Instrumentholders or Couponholders and the Trustee shall not be entitled to require, nor shall any Instrumentholder or Couponholder be entitled to claim, from the Issuer any indemnification or payment in respect of any tax consequence of any such exercise upon individual Instrumentholders or Couponholders.

11	Replacement of Instruments, Receipts, Coupons and Talons

If an Instrument, Receipt, Coupon or Talon is lost, stolen, mutilated, defaced or destroyed, it may be replaced, subject to applicable laws, listing authority and stock exchange regulations, at the specified office of such other Paying Agent as may from time to time be designated by the Issuer for the purpose and notice of whose designation is given to Instrumentholders in accordance with Condition 13 on payment by the claimant of the fees and costs incurred in connection with that replacement and on such terms as to evidence, security and indemnity (which may provide, inter alia, that if the allegedly lost, stolen or destroyed Instrument, Receipt, Coupon or Talon is subsequently presented for payment or, as the case may be, for exchange for further Coupons, there shall be paid to the Issuer on demand the amount payable by the Issuer in respect of such Instruments, Receipts, Coupons or further Coupons) and otherwise as the Issuer may require. Mutilated or defaced Instruments, Receipts, Coupons or Talons must be surrendered before replacements will be issued.

12	Further Issues

The Issuer may from time to time without the consent of the Instrumentholders or Couponholders create and issue further instruments having the same terms and conditions as the Instruments and so that such further issue shall be consolidated and form a single series with such Instruments.

References in these Conditions to the Instruments include (unless the context requires otherwise) any other instruments issued pursuant to this Condition and forming a single series with the Instruments. Any such further instruments forming a single series with Instruments constituted by the Trust Deed or any deed supplemental to it shall, and any other instruments may (with the consent of the Trustee), be constituted by the Trust Deed.

The Trust Deed contains provisions for convening a single meeting of the Instrumentholders and the holders of instruments of other series if the Trustee so decides.

13	Notices

All notices to the Instrumentholders will be valid if published in a daily English language newspaper of general circulation in the United Kingdom (which is expected to be the Financial Times). If in the opinion of the Trustee any such publication is not practicable, notice shall be validly given if published in another leading daily English language newspaper with general circulation in Europe. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication is made, as provided above.

Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the holders of Instruments in accordance with this Condition.

14	Indemnification of Trustee

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including but not limited to provisions relieving it from any obligation to (a) appoint an independent financial adviser and (b) take proceedings to enforce repayment unless indemnified to its satisfaction. The Trustee is entitled to enter into business transactions with the Issuer or any of its subsidiary undertakings, parent undertakings, joint ventures or associated undertakings without accounting for any profit resulting from these transactions and to act as trustee for the holders of any other securities issued by the Issuer or any of its subsidiary undertakings, parent undertakings, joint ventures or associated undertakings.

15	Contracts (Rights of Third Parties) Act 1999

No person shall have any right to enforce any term or condition of the Instruments under the Contracts (Rights of Third Parties) Act 1999.

16	Governing Law and Jurisdiction
16.1	Governing Law

The Instruments and any non-contractual obligations arising out of or in connection with the Instruments are governed by, and shall be construed in accordance with, English law.

16.2	Jurisdiction

The courts of England have exclusive jurisdiction to settle any dispute (a “Dispute”), arising from or connected with the Instruments. The Issuer agrees that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that it will not argue to the contrary. Nothing in this Condition 16 prevents the Trustee or any Instrumentholder from taking proceedings relating to a Dispute (“Proceedings”) in any other courts with jurisdiction. To the extent allowed by law, the Trustee or Instrumentholders may take concurrent Proceedings in any number of jurisdictions.

16.3	Process Agent

The Issuer has irrevocably appointed National Grid plc at its registered office for the time being, currently at 1-3 Strand, London WC2N 5EH as its agent in England to receive, for it and on its behalf, service of process in any Proceedings in England. Nothing herein or in the Trust Deed shall affect the right to serve process in any other manner permitted by law.

SUMMARY OF PROVISIONS RELATING TO THE INSTRUMENTS
WHILE IN GLOBAL FORM
Initial Issue of Instruments

Upon the initial deposit of a Global Instrument with a common depositary for Euroclear and Clearstream, Luxembourg (the “Common Depositary”), Euroclear or Clearstream, Luxembourg will credit each subscriber with a nominal amount of Instruments equal to the nominal amount of those Instruments for which it has subscribed and paid.

If the Global Instruments are stated in the applicable Final Terms to be issued in NGN form, they are intended to be eligible collateral for Eurosystem monetary policy and the Global Instruments will be delivered on or prior to the original issue date of the Tranche to a Common Safekeeper. Depositing the Global Instruments with the Common Safekeeper does not necessarily mean that the Instruments will be recognised as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem either upon issue, or at any or all times during their life. Such recognition will depend upon satisfaction of the Eurosystem eligibility criteria.

Global Instruments which are issued in CGN form may be delivered on or prior to the original issue date of the Tranche to a Common Depositary.

If the Global Instrument is a CGN, upon the initial deposit of a Global Instrument with the Common Depositary, Euroclear or Clearstream, Luxembourg will credit each subscriber with a nominal amount of Instruments equal to the nominal amount of those Instruments for which it has subscribed and paid. If the Global Instrument is an NGN, the nominal amount of the Instruments shall be the aggregate amount from time to time entered in the records of Euroclear or Clearstream, Luxembourg. The records of such clearing system shall be conclusive evidence of the nominal amount of Instruments represented by the Global Instrument and a statement issued by such clearing system at any time shall be conclusive evidence of the records of the relevant clearing system at that time.

Instruments which are initially deposited with the Common Depositary may also be credited to the accounts of subscribers with (if indicated in the relevant Final Terms) other clearing systems through direct or indirect accounts with Euroclear and Clearstream, Luxembourg held by such other clearing systems. Conversely, Instruments that are initially deposited with another clearing system may similarly be credited to the accounts of subscribers with Euroclear, Clearstream, Luxembourg or other clearing systems.

Relationship of Accountholders with Clearing Systems

Each of the persons shown in the records of Euroclear, Clearstream, Luxembourg or any other clearing system as the holder of an Instrument represented by a Global Instrument must look solely to Euroclear, Clearstream, Luxembourg or such clearing system (as the case may be) for his share of each payment made by the Issuer to the bearer of such Global Instrument and in relation to all other rights arising under the Global Instruments, subject to and in accordance with the respective rules and procedures of Euroclear, Clearstream, Luxembourg or such clearing systems (as the case may be). Such persons shall have no claim directly against the Issuer in respect of payments due on the Instruments for so long as the Instruments are represented by such Global Instrument and such obligations of the Issuer will be discharged by payment to the bearer of such Global Instrument in respect of each amount so paid.

The Trustee may call for any certificate or other document to be issued by Euroclear, Clearstream, Luxembourg or any other clearing system as to the principal amount of Instruments represented by a Global Instrument standing to the account of any person. Any such certificate or other document shall, in the absence of manifest error, be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear’s EUCLID or Clearstream, Luxembourg’s Cedcom system) in accordance with its usual procedures and in which the holder of a particular principal amount of any other clearing system is clearly identified together with the amount of such holding. The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by Euroclear, Clearstream, Luxembourg or any other clearing system and subsequently found to be forged or not authentic.

Exchange

1	Temporary Global Instruments

Each temporary Global Instrument will be exchangeable, free of charge to the holder, on or after its Exchange Date:
1.1
if the relevant Final Terms indicates that such Global Instrument is issued in compliance with the C Rules or in a transaction to which TEFRA is not applicable (as to which, see “Summary of the Programme — Selling Restrictions”), in whole, but not in part, for the Definitive Instruments defined and described below; and

1.2
otherwise, in whole or in part upon certification as to non-U.S. beneficial ownership in the form set out in the Agency Agreement for interests in a permanent Global Instrument or, if so provided in the relevant Final Terms, for Definitive Instruments.

2	Permanent Global Instruments

Each permanent Global Instrument will be exchangeable, free of charge to the holder, on or after its Exchange Date in whole but not, except as provided under “Partial Exchange of Permanent Global Instruments”, in part for Definitive Instruments (i) if the holder of an Instrument gives notice to the Issuing and Paying Agent of its election for such exchange and (ii) otherwise, if the permanent Global Instrument is held on behalf of Euroclear or Clearstream, Luxembourg or any other clearing system (an “Alternative Clearing System”) and any such clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or in fact does so.

3	Partial Exchange of Permanent Global Instruments

For so long as a permanent Global Instrument is held on behalf of a clearing system and the rules of that clearing system permit, such permanent Global Instrument will be exchangeable in part on one or more occasions for Definitive Instruments (a) if principal in respect of any Instruments is not paid when due or (b) if so provided in, and in accordance with, the Conditions (which will be set out in the relevant Final Terms) relating to Partly Paid Instruments.

4	Delivery of Instruments

If the Global Instrument is a CGN, on or after any due date for exchange the holder of a Global Instrument may surrender such Global Instrument or, in the case of a partial exchange, present it for endorsement to or to the order of the Issuing and Paying Agent. In exchange for any Global Instrument, or the part of that Global Instrument to be exchanged, the Issuer will (a) in the case of a temporary Global Instrument exchangeable for a permanent Global Instrument, deliver, or procure the delivery of, a permanent Global Instrument in an aggregate nominal amount equal to that of the whole or that part of a temporary Global Instrument that is being exchanged or, in the case of a subsequent exchange, endorse, or procure the endorsement of, a permanent Global Instrument to reflect such exchange or (b) in the case of a Global Instrument exchangeable for Definitive Instruments, deliver, or procure the delivery of, an equal aggregate nominal amount of duly executed and authenticated Definitive

Instruments or if the Global Instrument is a NGN, the Issuer will procure that details of such exchange be entered pro rata in the records of the relevant clearing system. In this Prospectus, “Definitive Instruments” means, in relation to any Global Instrument, the Definitive Instruments for which such Global Instrument may be exchanged (if appropriate, having attached to them all Coupons and Receipts in respect of interest or Instalment Amounts that have not already been paid on the Global Instrument and a Talon). Definitive Instruments will be security printed in accordance with any applicable legal and stock exchange requirements in or substantially in the form set out in the Schedules to the Trust Deed. On exchange in full of each permanent Global Instrument, the Issuer will, if the holder so requests, procure that it is cancelled and returned to the holder together with the relevant Definitive Instruments.

5	Exchange Date

“Exchange Date” means, in relation to a temporary Global Instrument, the day falling after the expiry of 40 days after its issue date and, in relation to a permanent Global Instrument, a day falling not less than 60 days, or in the case of failure to pay principal in respect of any Instruments when due 30 days, after that on which the notice requiring exchange is given and on which banks are open for business in the city in which the specified office of the Issuing and Paying Agent is located and in the city in which the relevant clearing system is located.

6	Amendment to Conditions

The temporary Global Instruments and permanent Global Instruments contain provisions that apply to the Instruments which they represent, some of which modify the effect of the terms and conditions of the Instruments set out in this Prospectus. The following is a summary of certain of those provisions:

7	Payments

No payment falling due after the Exchange Date will be made on any Global Instrument unless exchange for an interest in a permanent Global Instrument or for Definitive Instruments is improperly withheld or refused. Payments on any temporary Global Instrument issued in compliance with the D Rules before the Exchange Date will only be made against presentation of certification as to non-U.S. beneficial ownership in the form set out in the Agency Agreement. All payments in respect of Instruments represented by a Global Instrument will be made against presentation for endorsement and, if no further payment falls to be made in respect of the Instruments, surrender of that Global Instrument to or to the order of the Issuing and Paying Agent or such other Paying Agent as shall have been notified to the Instrumentholders for such purpose. If the Global Instrument is a CGN, a record of each payment so made will be endorsed on each Global Instrument, which endorsement will be prima facie evidence that such payment has been made in respect of the Instruments. If the Global Instrument is a NGN, the Issuer shall procure that details of each such payment shall be entered pro rata in the records of the relevant clearing system and in the case of payments of principal, the nominal amount of the Instruments recorded in the records of the relevant clearing system and represented by the Global Instrument will be reduced accordingly. Payments under the NGN will be made to its holder. Each payment so made will discharge the Issuer’s obligations in respect thereof. Any failure to make the entries in the records of the relevant clearing system shall not affect such discharge.

8	Prescription

Claims against the Issuer in respect of Instruments which are represented by a permanent Global Instrument will become void unless it is presented for payment within a period of 10 years (in the case of principal) and five years (in the case of interest) from the appropriate Relevant Date (as defined in Condition 6).

9	Meetings

The holder of a permanent Global Instrument shall (unless such permanent Global Instrument represents only one Instrument) be treated as being two persons for the purposes of any quorum requirements of a meeting of Instrumentholders and, at any such meeting, as having one vote in respect of each integral currency unit of the Specified Currency of the Instruments for which it may be exchanged in accordance with its terms.

10	Cancellation

Cancellation of any Instrument represented by a permanent Global Instrument which is required by the Conditions to be cancelled (other than upon its redemption) will be effected by reduction in the nominal amount of the relevant permanent Global Instrument.

11	Purchase

Instruments represented by a permanent Global Instrument may only be purchased by the Issuer or any of its subsidiary undertakings if they are purchased together with the right to receive all future payments of interest and Instalment Amounts (if any) on those Instruments.

12	Issuer’s Option

Any option of the Issuer provided for in the Conditions of any Instruments while such Instruments are represented by a permanent Global Instrument shall be exercised by the Issuer giving notice to the Instrumentholders within the time limits set out in and containing the information required by the Conditions, except that the notice shall not be required to contain the serial numbers of Instruments drawn in the case of a partial exercise of an option and accordingly no drawing of Instruments shall be required. In the event that any option of the Issuer is exercised in respect of some but not all of the Instruments of any Series, the rights of accountholders with a clearing system or Approved Intermediary in respect of the Instruments will be governed by the standard procedures of Euroclear and/or Clearstream, Luxembourg (to be reflected in the records of Euroclear and Clearstream, Luxembourg as either a pool factor or a reduction in nominal amount, at their discretion) or any other Alternative Clearing System (as the case may be).

13	Instrumentholders’ Options

Any option of the Instrumentholders provided for in the Conditions of any Instruments while such Instruments are represented by a permanent Global Instrument may be exercised by the holder of the permanent Global Instrument giving notice to the Issuing and Paying Agent within the time limits relating to the deposit of Instruments with a Paying Agent set out in the Conditions substantially in the form of the notice available from any Paying Agent stating the nominal amount of Instruments in respect of which the option is exercised and at the same time, where the permanent Global Instrument is a CGN, presenting the permanent Global Instrument for notation. Where the Global Instrument is an NGN, the Issuer shall procure that details of such exercise shall be entered pro rata in the records of the relevant clearing system and the nominal amount of the Instruments recorded in those records will be reduced accordingly.

14	NGN nominal amount

Where the Global Note is a NGN, the Issuer shall procure that any exchange, payment, cancellation, exercise of any option or any right under the Instruments, as the case may be, in addition to the circumstances set out above shall be entered in the records of the relevant clearing systems and upon any such entry being made, in respect of payments of principal, the nominal amount of the Instruments represented by such Global Instrument shall be adjusted accordingly.

15	Trustee’s Powers

In considering the interests of Instrumentholders while any Global Instrument is held on behalf of a clearing system, the Trustee may have regard to any information provided to it by such clearing system or its operator as to the identity (either individually or by category) of its accountholders with entitlements to such Global Instrument and may consider such interests as if such accountholders were the holders of the Instruments represented by such Global Instrument.

16	Events of Default

Each Global Instrument provides that the Trustee, at its discretion, may, and if so requested by holders of at least one-quarter in nominal amount of the Instruments then outstanding or if so directed by an Extraordinary Resolution, shall cause such Global Instrument to become due and repayable in the circumstances described in Condition 8 by stating in the notice to the Issuer the principal amount of such Global Instrument which is becoming due and repayable. If principal in respect of any Instrument is not paid when due, only the Trustee may enforce the rights of the Instrumentholders against such Issuer under the terms of the Trust Deed unless the Trustee, having become bound to proceed, fails to do so within a reasonable time and such failure is continuing.

17	Notices

So long as any Instruments are represented by a Global Instrument and such Global Instrument is held on behalf of a clearing system, notices to the holders of Instruments of that Series may be given by delivery of the relevant notice to that clearing system for communication by it to entitled accountholders in substitution for publication as required by the Conditions or by delivery of the relevant notice to the holder of the Global Instrument.

18	Partly Paid Instruments

The provisions relating to Partly Paid Instruments are not set out in this Prospectus, but will be contained in the relevant Final Terms and so in the Global Instruments. While any instalments of the subscription moneys due from the holder of Partly Paid Instruments are overdue, no interest in a Global Instrument representing such Instruments may be exchanged for an interest in a permanent Global Instrument or for Definitive Instruments (as the case may be). If any Instrumentholder fails to pay any instalment due on any Partly Paid Instruments within the time specified, the Issuer may forfeit such Instruments and shall have no further obligation to their holder in respect of them.

USE OF PROCEEDS

The net proceeds of the issue of each Series of Instruments will be used by the Issuer for its general corporate purposes. If in respect of any particular issue of Instruments, there is a particular identified use of proceeds, this will be stated in the applicable Final Terms.

DESCRIPTION OF NATIONAL GRID USA
Overview

National Grid USA is an indirect wholly-owned U.S. subsidiary of National Grid plc, a London-based international network utility with principal activities in the regulated electric and gas industries in both the UK and the U.S. As used in this description, unless the context requires otherwise, National Grid USA or the “Issuer”, refer to National Grid USA and its principal public utility subsidiaries. National Grid USA is the U.S. public utility holding company of various U.S. electric and gas subsidiaries in the National Grid plc system. National Grid USA’s assets primarily consist of shares of the U.S. public utility companies acquired, over time, pursuant to several merger and acquisition transactions, including, most recently, KeySpan Corporation in August 2007. National Grid USA does not conduct any business other than through its U.S. subsidiaries and is dependent on dividends or distributions from its U.S. subsidiaries. National Grid USA, through its subsidiaries and their predecessors, has been serving various portions of New York and New England since the mid-1800s.

National Grid USA was incorporated in the State of Delaware on 10 December 1998 under the General Corporation Laws of the State of Delaware with file number 2977161. The address of National Grid USA is 25 Research Drive, Westborough, MA 01582 and its telephone number is +1-508-389-2000.

Introduction

National Grid USA’s principal operations are in regulated networks and comprise the transmission and distribution of electricity and gas based in the United States. The Issuer also owns and operates electric generating facilities in New York State and has interests in electricity interconnectors in the United States.

Business overview

Principal activities and markets

National Grid USA’s principal businesses are:
•	Electricity transmission;

•	Gas distribution;

•	Electricity distribution and generation; and

•	Non-regulated businesses.
National Grid USA’s principal public utility subsidiaries are as follows:
•	KeySpan Corporation (collectively “KeySpan”) directly and indirectly owns public utilities consisting of:
•	The Brooklyn Union Gas Company d/b/a/ National Grid NY – New York;

•	KeySpan Gas East Corporation d/b/a National Grid – New York;

•	Colonial Gas Company – New England;

•	Boston Gas Company – New England;

•	Essex Gas Company – New England; and

•	EnergyNorth Natural Gas, Inc. – New England;
•	Niagara Mohawk Power Corporation (“NMPC”) – New York;

•	New England Power Company (“NEP”) – New England;

•	Massachusetts Electric Company (“MECO”) – Massachusetts;

•	The Narragansett Electric Company (“Narragansett”) – Rhode Island

•	Granite State Electric Company (“Granite State”) – New Hampshire

•	Nantucket Electric Company (“NEC”) – Massachusetts

•	New England Electric Transmission Corporation (“NEET”) – Massachusetts and New Hampshire;

•	New England Hydro-Transmission Corporation (“N.H. Hydro”) – New Hampshire; and

•	New England Hydro-Transmission Electric Company, Inc. (“Mass. Hydro”) – Massachusetts.

National Grid USA’s principal electric transmission and distribution subsidiaries provide the following services: (i) electricity transmission and distribution in New York through NMPC; (ii) electricity transmission in New England principally through NEP; and (iii) electricity distribution in New England through MECO, Narragansett, Granite State and NEC. National Grid USA’s principal gas distribution subsidiaries provide gas distribution in central and eastern New York through NMPC, and in downstate New York and in New England through KeySpan’s gas utility affiliates and through Narragansett in Rhode Island. In addition to the Issuer’s regulated networks for the transmission and distribution of electricity and gas, National Grid USA’s KeySpan affiliates (i) manage the electric transmission and distribution system in Long Island, New York owned by the Long Island Power Authority (“LIPA”); (ii) provide generating capacity and, to the extent required, energy conversion services for LIPA; (iii) provide energy-related services to customers primarily located within the northeast of the United States, with concentrations in the New York City and Boston metropolitan areas; and (iv) operate gas exploration and production activities as well as domestic pipelines and gas storage facilities.

Electricity Transmission

The Issuer owns and operates an electricity transmission network, excluding the managed LIPA facilities, of approximately 8,600 miles spanning upstate New York, Massachusetts, Rhode Island, New Hampshire and Vermont. National Grid USA’s U.S. transmission facilities operate at voltages ranging from 69 kV to 345kV, utilising nearly 8,500 miles of overhead lines, 99 miles of underground cable and 501 substations. The Issuer is the largest electricity transmission service provider in the northeast of the United States, by reference to the length of these high-voltage transmission lines. In addition, as referenced below, the Issuer owns and operates a 139-mile direct current transmission line rated at 450 kV that is a key section of an interconnector between New England and Canada.

In New England and New York, the Issuer’s transmission business, managed as part of National Grid plc’s international transmission business, operates within two independent system operators (“ISOs”), the New England and New York ISO. These non-profit entities are the system operators for the New England and New York transmission networks. The ISOs are responsible for operating organised wholesale markets for energy, operating reserves and capacity; for maintaining the operating reliability of the New England and New York transmission networks; for co-ordinating the activities of the transmission owners; and for managing transparent transmission expansion planning processes.

The Issuer is one of several transmission owners operating within each of these ISOs. The transmission owners are responsible for certain aspects of the operation of the transmission facilities they each own, such as maintenance, equipment restoration and switching operations. The Issuer works closely with the ISOs in New England and New York to support efficient market and network operations and transmission investment.

Gas Distribution

National Grid USA’s gas distribution businesses in upstate New York, Massachusetts, and Rhode Island provide service to approximately 571,000 customers across upstate New York through NMPC and approximately 248,000 customers in Rhode Island through Narragansett. As a result of the acquisition of KeySpan, the largest distributor of gas in the northeast of the United States, the Issuer now provides gas distribution services to approximately 2.6 million additional gas customers located in downstate New York, Massachusetts, and New Hampshire. National Grid USA’s gas distribution companies network consists of approximately 35,000 miles of gas pipelines in New York and New England

National Grid USA’s gas distribution operations provide the core services of operation and emergency response, as well as billing, customer service, and supply services. Except for residential and small business customers in Rhode Island, customers may purchase their supply from independent providers, with the option of having billing services for those purchases provided by the Issuer’s gas distribution companies. The majority of gas supplied to customers in the United States is still sold by local regulated utilities to their customers. Regulated utilities, such as National Grid USA’s gas distribution companies, purchase gas from gas producers and gas transporters, then transport this gas on the independent interstate pipeline system and into regulated utilities’ gas distribution networks for delivery to customers. National Grid USA’s gas distribution companies receive gas from the inter-state pipeline system at various gate stations of the Issuer’s gas distribution companies. The interstate pipeline system and local gas distribution networks are also used to deliver gas on behalf of customers who have purchased gas from independent suppliers or direct from gas producers.

Gas supplies required to meet the needs of the Issuer’s gas customers’ winter demands for gas are purchased under long and short-term firm contracts, as well as on the spot market. Gas supplies purchased by the Issuer for its customers are transported by interstate pipelines under long term contracts with interstate pipeline companies from domestic and Canadian supply basins. In addition to long term pipeline contracts, National Grid USA is capable of supplementing its winter supply portfolio on the coldest days of the year with seasonal firm transportation pipeline contracts,various long-term contracts for underground storage capacity and peaking supplies to economically meet the increased requirements of its heating customers. The peaking supplies include various liquefied natural gas (“LNG”) interests and operations, including local production plants that store LNG and liquid propane until vaporised, which are located strategically across National Grid USA’s service territories in New York, New Hampshire, Rhode Island and Massachusetts.

Electricity Distribution and Generation

National Grid USA operates National Grid plc’s United States electricity distribution and generation business. National Grid USA’s electricity distribution system operates in upstate New York through NMPC and in Massachusetts, Rhode Island and New Hampshire through MECO, Narragansett, Granite State and NEC, with customers that include domestic homes and small and large commercial and industrial enterprises. The Issuer is one of the leading electricity distribution service providers in the northeast of the United States, as measured by energy delivered, and one of the largest utilities in the United States, as measured by the number of electricity distribution customers. National Grid USA’s U.S. electricity distribution and generation business, excluding KeySpan’s management and operation of LIPA described below, serves approximately 3.4 million electricity customers over a network of approximately 72,000 circuit miles in New England and New York.

National Grid USA’s primary business drivers are the rate plans approved by state regulators for the Issuer’s utility subsidiaries. These plans provide incentive returns and shared savings allowances, which allow us an opportunity to benefit from efficiency gains that the Issuer may identify and achieve within the operations of its subsidiaries.

The Issuer recovers its costs of providing electricity to customers through delivery rates approved by applicable regulators, which are based on historical or forecasted costs, and which include a return on the Issuer’s assets. The cost of the electricity supplied is passed through to customers. The Issuer’s businesses are also subject to service quality standards in New York, Massachusetts, and Rhode Island with respect to reliability and certain aspects of customer service and safety.

Under various legacy contractual arrangements more fully described below, certain of the Issuer’s KeySpan subsidiaries provide power, electric transmission and distribution services, billing and other customer services for approximately 1.1 million electric customers of LIPA. LIPA is a corporate municipal instrumentality and a political subdivision of the State of New York. On 28 May 1998, certain of the Long Island Lighting Company’s (“LILCO’s”) business units were merged with KeySpan and LILCO’s common stock and remaining assets were acquired by LIPA. In addition to managing the electric transmission and distribution system owned by LIPA; these subsidiaries also provide generating capacity and, to the extent required, energy conversion services for LIPA from the Issuer’s 57 electric generating facilities located on Long Island; and manage fuel supplies for LIPA to fuel the Issuer’s generating facilities. All of the generating capacity and, to the extent requested, energy conversion services from the Issuer’s Long Island based generating plants are sold to LIPA under long-term contracts.

Sales of generating capacity and energy conversion services are made under rates approved by the Federal Energy Regulatory Commission (“FERC”)in accordance with a 1998 Power Supply Agreement (the “1998 PSA”) described below. The original FERC-approved rates, which had been in effect since May 1998, expired on 31 December 2003. On 1 October 2004 the FERC approved a settlement reached between KeySpan and LIPA to reset rates which became effective on 1 January 2004. That settlement agreement reflects a cost of equity of 9.5 per cent., as well as updated operating and maintenance expense levels and recovery of certain other costs as agreed to by the parties. Those rates will expire on 31 December 2008. A Fifth Amendment to the 1998 PSA was filed on 31 October 2008, by which the parties agreed to extend the current rates for 30 days to 31 January 2008. It is anticipated that the new revised rates for the final term of the 1998 PSA (until May 2013) will be filed in early December 2008.

On 1 February 2006, KeySpan and LIPA entered into (i) the 2006 Management Services Agreement (“2006 MSA”), pursuant to which KeySpan will continue to operate and maintain the electric transmission and distribution system (“T&D System”) owned by LIPA on Long Island; (ii) a new Option and Purchase and Sale Agreement (the “2006 Option Agreement”), to replace the Generation Purchase Rights Agreement (as amended, the “GPRA”), pursuant to which LIPA had the option, through 15 December 2005, to acquire substantially all of the electric generating facilities owned by KeySpan on Long Island; and (iii) a Settlement Agreement (the “2006 Settlement Agreement”) resolving outstanding issues between the parties. The 2006 Option Agreement expires on 31 December 2008 with respect to all affected facilities. The Issuer and LIPA are discussing the prospect of extending the option with respect to two plants with a combined capacity of 470 megawatts.

Pursuant to the 2006 MSA, KeySpan must meet 19 performance metrics, one of which is a Customer Satisfaction metric. Failure to achieve a minimum level of performance under this metric for three consecutive years creates an event of default under the 2006 MSA. The measured results of the Customer Satisfaction performance metric were below the minimum threshold for the 2006 and 2007 contract years and it is possible that the 2008 results may be below such threshold as well. At this time, we are unable to predict what action, if any, LIPA will take under the 2006 MSA if an event of default occurs or the financial impact of any such action.

The Issuer is able, with the approval of the utility commissions in the states in which the Issuer’s public utility subsidiaries operate, to recover most of these costs through a special rate charged to electricity customers.

Other

NEET owns and operates an alternating current/direct current converter terminal and related facilities for the first phase of the Hydro-Quebec and New England interconnection (the “Interconnection”), and six miles of high-voltage direct current transmission line in New Hampshire. N.H. Hydro, in which the Issuer holds 54 per cent. of the common stock, owns and operates 139 miles of high-voltage direct current transmission line in New Hampshire for the second phase of the Interconnection, extending to the Massachusetts border. Mass. Hydro, in which the Issuer holds 54 per cent. of the voting stock, owns and operates an alternating current/direct current terminal and related facilities for the second phase of the Interconnection and 12 miles of high-voltage direct current transmission line in Massachusetts. These facilities are made available to customers under the New England ISO’s Open Access Transmission Tariff, and are subject to New England ISO operational control.

In addition, the Issuer has established certain regulatory assets that provide for (i) the recovery of the Issuer’s historical investments in generating plants that were “stranded” when the Issuer divested its generation business as part of the industry restructuring and wholesale power deregulation process in New England and New York; and (ii) the recovery of certain above-market costs of commodity purchase contracts that were in place at the time of restructuring and deregulation.

Non Regulated Activity

The Issuer also has an interest in certain unregulated business activities.

Specifically, subsidiaries provide energy-related services to customers located primarily within the northeast of the United States, with concentrations in the New York City and Boston metropolitan areas. These subsidiaries provide residential and small commercial customers with service and maintenance of energy systems and appliances, as well as operation and maintenance, design, and consulting services to commercial, institutional and industrial customers. The Issuer’s subsidiaries involved in this type of unregulated activity have over 200,000 service contracts in place to provide home energy services.

Other subsidiaries are engaged in gas production and development activities, domestic pipelines, gas storage facilities and LNG facilities and operations. These subsidiaries own an interest in a partnership of affiliates of six U.S. and Canadian energy companies, which partnership is the owner of a 411-mile interstate gas pipeline extending from the U.S.-Canadian border at Waddington, New York through western Connecticut to its terminus in Commack, New York, and from Huntington to the Bronx. The pipeline can transport up to 1,124,500 decatherms (“DTH”) per day of Canadian gas supply from the New York-Canadian border to markets in the northeast of the United States. In addition, the Issuer owns an interest in a pipeline project which is anticipated to transport up to 525,000 DTH of gas a day from Corning to Ramapo, New York, interconnecting with the pipeline systems of various other utilities in New York.

The Issuer also has equity investments, in two gas storage facilities in the State of New York which provide up to 4.3 billion cubic feet of storage service to New York and New England, and up to 6.2 billion cubic feet of storage service to New Jersey and Massachusetts, respectively.

Ravenswood Generating Station

In August 2008, the 2,480 megawatt Ravenswood Generating Facility located in New York City was divested as required by the terms of the National Grid/KeySpan NYPSC merger order dated 17 September 2007. The facility was sold to TransCanada Corporation for a total cash consideration of U.S.$2.9 billion.

Regulatory Environment

The securities of the Issuer’s London based parent, National Grid plc, are listed on the London Stock Exchange and on the New York Stock Exchange and, as a consequence, both National Grid plc and National Grid USA, are subject to regulation by the Financial Services Authority in the UK and by the Securities and Exchange Commission (“SEC”) in the U.S. However, because the Issuer, as a public utility holding company with federal and state regulated subsidiaries, operates in a highly regulated environment, good relationships with economic and safety regulators, in addition to other stakeholders, are essential because this establishes the framework within which the Issuer’s businesses operate.

The transmission activities of each of the Issuer’s public utilities are regulated by the relevant state utility commission in the states in which the Issuer operates and by the FERC.

In relation to electricity transmission, the FERC, amongst other things, sets rates, service standards for the transmission business of the Issuer’s public utilities, approves reliability standards set by the North American Electric Reliability Council (an industry self regulatory body), determines the potential levels of return on regulated transmission service, and approves wholesale electric rates and market rules. Although FERC has jurisdiction over siting of transmission lines in certain limited circumstances, the siting of transmission lines is principally regulated by the relevant state and local siting authorities, including state utility commissions. Due to the corporate structure of the Issuer’s operating subsidiaries in the New England states, FERC has principal jurisdiction over the ultimate recovery of transmission rates in that region. Due to the vertically integrated nature of the Issuer’s operating subsidiaries in New York, the ultimate recovery of transmission rates is principally regulated by the New York public utility commission.

The Issuer’s gas distribution activities through the Issuer’s various operating subsidiaries, are regulated by the relevant state utility commissions in the states in which each such subsidiary operates.

In relation to National Grid USA’s gas distribution activities, the various state utility commissions, amongst other things, set distribution service standards for the jurisdictional public utilities, set retail rates for end use customers, and determine the public utility potential levels of return on distribution service.

The electricity distribution and, to a lesser extent, the generation activities through the Issuer’s various KeySpan operating subsidiaries, are also regulated by the relevant state utility commissions in the states in which the Issuer operates.

As with the Issuer’s gas distribution activity, the various state utility commissions, amongst other things; set distribution service standards and retail rates for end use customers; and determine the potential levels of return on distribution service. However, FERC regulates wholesale electricity sales by the Issuer including sales of generating capacity and energy conversion services to LIPA, to the extent that any such sales are made.

A more detailed decription of the various rate plans in effect is set forth below.

Overview of Regulated Entities and Rate Plans

General

In New England, the Issuer has separate regulated entities that operate electric transmission and distribution businesses. Revenue for the distribution entities in each state is collected through tariffs approved by the applicable state commissions. Each of the distribution entities are currently operating under multi-year rate plans. Revenue for the Issuer’s electric transmission business for the regional transmission entity in New England is collected from transmission customers through both regional and local tariffs approved by the FERC. The transmission tariffs allow for recovery of, and return on, capital expenditures as new investment enters service, bringing immediate revenue benefits.

In New York, the Issuer has one entity that operates its electric distribution and transmission businesses, NMPC. Revenue for the Issuer’s electric distribution business in New York is collected from distribution customers exclusively through tariffs approved by the state commission. Revenue for the Issuer’s electric transmission portion of the business is collected from two sources: all end-use distribution customers through the same tariffs that recover the distribution revenue and the balance collected from certain unaffiliated transmission customers through regional tariffs approved by the FERC. Most of the revenue, however, is from distribution customers.

The Issuer’s revenue for gas distribution is collected through tariffs approved by the applicable state commissions. Two of the three gas distribution entities of the Issuer in Massachusetts are operating under multi-year rate plans, one of which expires in 2009. The plan for the largest Massachusetts company, Boston Gas, is scheduled to expire in 2013. However, the Issuer expects to file a request to reset rates for all three distribution entities in 2010. The Issuer’s gas distribution entities in Rhode Island and New Hampshire have made filings to increase distribution rates and those requests are pending before the respective state commissions.

In the past, increased deliveries of electricity and gas would result in higher revenues for distribution companies similar to those of the Issuer. Conversely, a reduction in deliveries would result in lower revenues. This is due to the fact that a significant portion of distribution rates of volumetric. The states of New York and Massachusetts, however, have adopted policies to employ revenue decoupling rate mechanisms. In addition, revenue decoupling is under consideration in Rhode Island and New Hampshire. The policy objective behind revenue decoupling is to eliminate the disincentive for utilities to aggressively pursue energy efficiency programmes, which reduces delivery revenues. While the mechanism can be structured with different features, the general principle is to allow the utility to recover a targeted revenue requirement once the revenue level is set after a rate proceeding establishes new rates or a new rate plan. To the extent revenues are below the target revenue level, the utility is allowed to implement a surcharge to recover the shortfall. Conversely, to the extent the utility over-recovers the targeted revenue level, a credit is given to customers through rates. Under the policy, decoupling is not typically implemented until rate cases are filed to set new rates or implement new rate plans.

In all of the state jurisdictions, except New Hampshire, the gas and electric distribution companies, including those principle operating subsidiaries of the Issuer, operate under the provisions of service quality plans. While the plans differ slightly from state to state, they share the common feature of imposing financial penalties if service quality performance, as defined by certain objective reliability, safety and customer service measures, do not meet minimum specified levels.

Electricity Rate Plans

New York

The Issuer’s upstate New York subsidiary, NMPC, is operating under a ten year rate plan that expires after 2011. Under the plan, the Issuer is allowed to earn up to a 10.6 per cent. return on equity. Once this allowed return on equity is exceeded, varying percentages of the excess are shared with customers. For earnings sharing purposes, the return on equity is measured in accordance with US GAAP and calculated cumulatively from inception to 31 December 2005 and on a two year rolling basis thereafter. The earnings calculation used to determine the regulated returns excludes half of the synergy savings from the NMPC acquisition, net of the cost to achieve them, that are assumed in the rate plan.

The NMPC rate plan also allows for subsequent recovery of specified costs and revenue items that have occurred since the rate plan was established. These deferral items include changes in the levels of pension and post-retirement benefit expenses from levels specified in the rate plan, as well as various other items, including extraordinary storm costs, environmental remediation costs and certain rate discounts provided to customers, together with costs and revenues from changes in tax, accounting and regulatory requirements that have an annual impact exceeding U.S.$2 million. The deferred costs are allowed to accumulate in an account. When the account exceeds U.S.$ 100 million, the Issuer is allowed to make an adjustment to rates to recover the increment over U.S.$100 million in rates currently. Such adjustments are allowed every two years, if applicable. At the end of the rate plan, the full balance remaining is recoverable from customers under any follow on rate plan. The first deferral reset was scheduled for 2004, but the deferral did not exceed the threshold. Thus, there was no adjustment. In the next two successive scheduled deferral resets, the Issuer received adjustments of U.S.$300 million in 2006 and 2007 and an annual adjustment of approximately U.S.$124 million per year for 2008 and 2009. The final reset is scheduled for 2010, if applicable.

In obtaining approval of the KeySpan transaction, the Issuer made a commitment to invest U.S.$1.4 billion in the transmission and distribution system over five years, pursuant to a capital investment plan filed with the commission. The Issuer is also required to file annual reports, showing amounts spent each year under the plan. To the extent the Issuer does not meet its annual spending targets under the plan, the Issuer is subject to a financial penalty equal to carrying charges at the allowed overall cost of capital on the under spent amounts, accrued as a deferred credit for the future benefit of customers.

Massachusetts

Rates for services rendered by the Issuer’s Massachusetts electric distribution companies are subject to approval by the Massachusetts Department of Public Utilities (“MDPU”). In March 2000, the MDPU approved a long-term rate plan which became effective on 1 May 2000. During the period from 1 March 2005 to 31 December 2009, the Rate Index Period, distribution rates are adjusted annually, upward or downward, based upon the movement of a distribution index rate (in cents per kilowatt-hour) of similarly unbundled distribution utilities in New England, New York, Pennsylvania and New Jersey. In the first three such adjustments, the Issuer’s Massachusetts electric distribution companies implemented increases in distribution rates pursuant to this mechanism of 3.5 per cent., 16 per cent. and 1.9 per cent., effective from 1 March 2006, 2007 and 2008, respectively, following approval by the MDPU. In October 2008, the Issuer’s electric distribution companies filed for their final rate index adjustment of 1.54 per cent. to be effective from 1 March 2009. This submission is under review by the MDPU. The rate plan also includes provisions for recovery of major storm costs and recovery of incremental costs for certain specified exogenous events and environmental remediation costs. The Issuer’s Massachusetts electric distribution companies expect to file a distribution base rate case during 2009 for effect following the end of the long-term rate plan.

Rhode Island

The Issuer’s electric distribution business in Rhode Island is governed by a multi-year rate plan with frozen distribution rates until 2009. The rate plan also includes provisions for recovery of major storm costs and recovery of incremental costs for certain specified exogenous events and environmental remediation costs. This plan is due to expire at the end of 2009 and the Issuer expects to file for an increase in distribution rates during the second quarter of 2009 for new rates to take effect from 1 January 2010.

New Hampshire

Rates for services rendered by the Issuer’s New Hampshire electric distribution company are subject to approval by the New Hampshire Public Utilities Commission (“NHPUC”). In July 2007, the NHPUC approved a settlement agreement related to issues surrounding the merger of National Grid USA and KeySpan Corporation (the “2007 Settlement”). Among other things, the 2007 Settlement provided for a U.S.$2,200,000 reduction in the New Hampshire electric distribution company’s base distribution rates. The 2007 Settlement also contains a distribution rate plan spanning five years effective from 1 January 2008. During the rate plan period, distribution rates are frozen except for rate adjustments related to capital spending for certain reliability enhancement programmes. The rate plan also includes provisions for recovery of major storm costs and recovery of incremental costs for certain specified exogenous events. The Rate Plan also includes an earnings share mechanism based on an ROE sharing threshold of 11 per cent. Earnings above 11 per cent. ROE are shared equally between customers and the Issuer’s New Hampshire electric distribution company.

Gas Rate Plans

New York

The NMPC gas distribution business in upstate New York currently has a rate request pending to increase gas rates by approximately U.S.$72 million. This case is scheduled for evidentiary hearings in December 2008. The staff of the Department of Public Service, representing the interest of consumers, is opposing the size of the request, maintaining that the Issuer be allowed an increase of approximately U.S.$35 million.

The two gas distribution companies located downstate, in New York City and Long Island, The Brooklyn Union Gas Company d/b/a National Grid NY (“Brooklyn Union”) and KeySpan Gas East d/b/a National Grid (“Gas East”), are currently subject to five year rate plans until 1 January 2013. The rate plans arose from the companies’ rate filings made in the context of the National Grid merger proceeding. Base delivery rates were increased by U.S.$60 million for Gas East and are being maintained at current levels for Brooklyn Union. The base delivery rates are then frozen for five years. The plans are based on an allowed return on equity of 9.6 per cent. for each entity. Cumulative earnings above 10.6 per cent. (including a 10 basis point incentive) would be shared between gas sales customers and the KeySpan companies over the rate plan period. There are various reconciliation mechanisms that permit the companies to fully or partially true up to established thresholds for such items as real property, special franchise taxes, site investigation and remediation costs. In the case of non growth-related capital, Brooklyn Union and Gas East must return unspent funds below established targets to customers, but may not recover overspending. Both companies are permitted to reconcile their actual pension and other post-employment benefit expense to the amount allowed in rates. In addition, the companies are subject to affiliate rules and various financial protections for the terms of the rate plans.

Massachusetts

Rates for services rendered by the Issuer’s Massachusetts gas distribution companies, Boston Gas Company, Colonial Gas Company and Essex Gas Company are subject to approval by the MDPU. Boston Gas currently has a long term rate plan in place to 2013, unless terminated earlier. Under this plan, rates are adjusted each year with the approval of the MDPU based on a GDP-based price-cap formula. Pension and PBOP costs, as well as certain environmental remediation costs also are separately collected through a reconciling mechanism. There is also an earnings sharing mechanism. If the return on equity (“ROE”) is greater than 14.2 per cent. customers share 25 per cent. of the excess gain. Conversely, if the ROE is lower than 6.2 per cent. customers bear 25 per cent. of the loss.

For Essex Gas Company, its multi-year rate plan recently expired in September 2008. Until a new rate case is filed, current rates remain in effect. For Colonial Gas Company, its current multi-year rate plan terminates in July 2009. In the case of Colonial Gas, the Issuer will be allowed recovery of acquisition premium and return on cash investment resulting from its merger with Eastern Enterprises, subject to a stipulated merger savings proof. The three gas distribution companies expect to file a request for a new consolidated rate plan in 2010.

Rhode Island

In April 2008, the Issuer filed a request to increase gas distribution rates by approximately U.S.$20 million, which the Issuer later adjusted to U.S.$18.4 million. The staff representing the consumer interests opposed the request, maintaining that the increase should be only U.S.$8.4 million. In addition to the size of the rate relief, one of the issues before the commission is the policy question whether revenue decoupling should be adopted. Evidentiary hearings concluded at the end of October 2008 and the commission is required to issue an order on new rates no later than 1 December 2008.

New Hampshire

Rates for services rendered by the Issuer’s New Hampshire gas distribution company are subject to approval by the NHPUC. The Issuer’s last approved base rate increase in New Hampshire was in 1993. In July 2007, the NHPUC approved a settlement agreement related to issues surrounding the merger of National Grid USA and KeySpan Corporation (the 2007 Settlement). This Settlement includes an enhanced cast iron and bare steel main replacement programme, pursuant to which the Issuer’s New Hampshire gas distribution company is allowed to track and recover incremental capital expenses above its historic baseline level for such replacements on an annual basis. In addition, on 24 February 2008, as set forth in the 2007 Settlement, the Issuer filed a request for a rate increase of approximately U.S.$10 million. The filing included a request for a pension and PBOP reconciliation mechanism. The case is not expected to be decided until the first quarter of 2009. In August 2008, the NHPUC approved the Issuer’s request for a temporary base rate increase of U.S.$6.6 million effective from August 2008. This temporary increase is subject to retroactive adjustment, depending upon the outcome of the rate case, for the difference between what was collected in rates based on the U.S.$6.6 million increase and the final allowed permanent increase.

Market Developments

U.S. Electricity Transmission

In the United States, consistent with FERC’s transmission pricing policy, the Issuer applied for and received an increased rate of return on the Issuer’s investment in transmission assets in New England effective as of 1 February 2005. While FERC initially approved the application in October 2006, in March 2008, it decided on a rehearing to limit a portion of that return to transmission investment placed in service between the effective date and 31 December 2008. In that order, FERC invited the Issuer to seek additional incentives on a case-by-case basis under the auspices of its pricing policy. As a result, the Issuer applied for and received an additional package of incentives on its largest upcoming transmission project, the New England East-West Solution (“NEEWS”) effective as of 18 November 2008.

The Issuer is involved in a regional planning process with the New York Independent System Operator, Inc. (“NYISO”) to identify regional reliability and economic resource and transmission needs. Progress has been made and the NYISO is in the third year of its reliability planning process implementation. The Issuer has proposed regulated transmission solutions to reliability needs identified by the NYISO. In addition, as part of FERC’s recent open access transmission tariff reform, FERC approved in October 2008 the NYISO process to address economic planning and NYISO is pursuing implementation of that economic planning process.

Energy Markets

Sharp increases in energy prices have renewed interest in the public policy debate about restructuring the nation’s electricity industry and increased the pressure on regulators and politicians to consider taking action to mitigate the effects on customers. As the debate continues, the Issuer has taken a leadership position by advocating a well-managed system as the key to enabling robust, competitive electricity markets that offer customers choice, savings and other benefits. State regulators continue to strongly support current recovery of power supply costs. The Issuer continues to collaborate with regulators, policy makers, and customers to advance the development of the competitive electricity marketplace.

KeySpan Department of Justice Investigation

In May 2007, KeySpan received a Civil Investigative Demand (“CID”) from the United States Department of Justice, Antitrust Division (“DOJ”), requesting the production of documents and information relating to its investigation of competitive issues in the New York City electric energy capacity market prior to National Grid’s acquisition of KeySpan. The CID is a request for information in the course of an investigation and does not constitute the commencement of legal proceedings and no specific allegations have been made against KeySpan. In April 2008, KeySpan received a second CID in connection with this matter. KeySpan continues to believe that its activity in the capacity market is consistent with all applicable laws and regulations and will continue to fully co-operate with this investigation. At this time the Issuer is unable to determine what effect, if any, the outcome may have on the Issuer and/or the Group’s financial position or profitability.

Board of Directors

The Directors of the Issuer and their principal activities outside National Grid USA, are as follows:

Name	Principal activities outside
National Grid USA and the National Grid
	Group*	Business Address

Robert Catell	Co-Chair of the Board of the Downtown Brooklyn Partnership; Chairman of the Long Island Association; Ex Officio Director and Chairman Emeritus of The Partnership for New York City, Inc.; Vice-Chairman of the US National Petroleum Council’s Natural Gas Committee and on the Board of the Business Council of New York; Keyera Energy Management Ltd.; Sovereign Bancorp Inc.; and JP Morgan/ Chase’s Metropolitan Regional Advisory Board.	One MetroTech Center, Brooklyn, NY 11201, United States

,Tom King	Director of Jobs for Mass.; Alliance to Save Energy; and Edison Electric Institute	201 Jones Road, Waltham, MA 02451, United States

Linda Ryan	None	25 Research Drive, Westborough, MA 01582, United States
*  The “National Grid Group” means National Grid plc and each of its subsidiary undertakings.
There are no potential conflicts of interest between the duties to National Grid USA of each of the Directors listed above and his or her private interests or other duties.

TAXATION
United States Taxation

TO ENSURE COMPLIANCE WITH U.S. TREASURY DEPARTMENT CIRCULAR 230 (“CIRCULAR 230”), HOLDERS OF INSTRUMENTS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY HOLDERS OF INSTRUMENTS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON HOLDERS OF INSTRUMENTS UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS INCLUDED HEREIN BY THE ISSUER IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY THE ISSUER OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) HOLDERS OF INSTRUMENTS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

* * * * *
Under current U.S. federal income and estate tax law, and subject to the discussion of backup withholding in the following section:
(a)
Payments of principal, original issue discount (“OID”), and interest by the Issuer or any paying agent to any holder of an Instrument who is a United States Alien (as defined below) will not be subject to U.S. federal withholding tax, provided that, in the case of amounts treated as interest or OID with respect to Instruments with a maturity of more than 183 days, (i) the amount of the payment is not determined by reference to any receipts, sales or other cash flow, income or profits, change in value of any property of, or dividend or similar payment made by, the Issuer or a person related to the Issuer (a “Contingent Payment”), (ii) the holder does not actually or constructively own 10 per cent. or more of the total combined voting power of all classes of stock of the Issuer entitled to vote, (iii) the holder is not for U.S. federal income tax purposes a controlled foreign corporation related to the Issuer through stock ownership, and (iv) the holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”).

(b)
A United States Alien holder of an Instrument or coupon will not be subject to U.S. federal income tax on any gain or income realised upon the sale, exchange, retirement or other disposition of an Instrument or coupon, provided that (i) in the case of Instruments with a maturity of more than 183 days, the Instruments do not provide for any Contingent Payments, and (ii) neither the holder, nor a partner, fiduciary, settler or beneficiary of the holder if the holder is a partnership or an estate or trust, or a person holding a power over an estate or trust administered by a fiduciary holder, is considered as:

(i)	being or having been present or engaged in a trade or business in the United States or having or having had a permanent establishment therein;

(ii)	having a current or former relationship with the United States, including a relationship as a citizen or resident thereof;

(iii)
being or having been for U.S. federal income tax purposes a personal holding company, a passive foreign investment company, a controlled foreign corporation or a corporation that has accumulated earnings to avoid U.S. federal income tax; or

(iv)
in the case of Instruments with a maturity of more than 183 days, actually or constructively owning or having owned 10 per cent. or more of the total combined voting power of all classes of stock of the Issuer entitled to vote.

(c)
An Instrument or coupon held by an individual who is a United States Alien at the time of death will not be subject to U.S. federal estate tax as a result of the individual’s death if (i) at the time of the individual’s death payments with respect to the Instrument would not have been effectively connected with a U.S. trade or business of the individual, and (ii) with respect to Instruments with a maturity of more than 183 days, (A) the holder does not own, actually or constructively, 10 per cent. or more of the total combined voting power of all classes of stock of the Issuer entitled to vote, and (B) the Instrument does not provide for any Contingent Payments.

(d)
A beneficial owner of an Instrument or coupon that is a United States Alien will not be required to disclose its nationality, residence, or identity to the Issuer, a paying agent, or any U.S. governmental authority in order to receive payment on the Instrument or coupon from the Issuer or a paying agent outside the United States (although the beneficial owner of an interest in the temporary Global Instrument will be required to provide a Certificate of Non-U.S. Beneficial Ownership to Euroclear or Clearstream, Luxembourg in order to receive a beneficial interest in a Permanent Global Instrument or Definitive Instruments and coupons and interest thereon, as described in “Summary of Provisions Relating to the Instruments while in Global Form — Exchange”).

For purposes of this discussion, “United States Alien” means any corporation, partnership, individual or fiduciary estate or trust that, for U.S. federal income tax purposes, is (i) a foreign corporation, (ii) a foreign partnership all of whose partners are United States Aliens, (iii) a non-resident alien individual or (iv) a foreign estate or trust all of whose beneficiaries are United States Aliens .

Backup Withholding and Information Reporting

Payments of principal, OID and interest on Instruments made outside the United States to a United States Alien by a non-U.S. payer will not be subject to information reporting and backup withholding.

In addition, except as provided in the following sentence, if principal, OID or interest payments are collected outside the United States on behalf of a beneficial owner of an Instrument by a foreign office of a custodian, nominee or other agent who is not a U.S. Controlled Person, (as defined below), the custodian, nominee or other agent will not be required to apply backup withholding to these payments when remitted to the beneficial owner and will not be subject to information reporting. However, if the custodian, nominee or other agent is a U.S. Controlled Person, payments collected by its United States or foreign office may be subject to information reporting and backup withholding unless the custodian, nominee or other agent has in its records documentary evidence that the beneficial owner is not a U.S. person or is otherwise exempt from information reporting, and it has no actual knowledge or reason to know that any of the information or certifications associated with this documentation is incorrect.

Payments on the sale, exchange or other disposition of an Instrument made to or through a foreign office of a broker will generally not be subject to information reporting or backup withholding. However, if the broker is a U.S. Controlled Person, payments on the sale, exchange or other disposition of the Instrument made to or through a United States or foreign office of the broker will be subject to information reporting unless the beneficial owner has furnished the broker with documentation upon which the broker can rely to treat the payment as made to a beneficial owner that is a foreign person, and the broker has no actual knowledge or reason to know that any of the information or certifications associated with this documentation is incorrect.

For purposes of this discussion, a “U.S. Controlled Person” means (i) a U.S. person (as defined in the Code), (ii) a controlled foreign corporation for U.S. federal income tax purposes, (iii) a foreign person 50 per cent. or more of whose gross income was effectively connected with the conduct of a United States trade or business for a specified three-year period, or (iv) a foreign partnership, if at any time during its tax year, one or more of its partners are U.S. persons who, in the aggregate, hold more than 50 per cent. of the partnership’s income or capital interest or if, at any time during its tax year, it is engaged in the conduct of a trade or business in the United States.

Any amounts withheld under the backup withholding rules may be allowed as a credit against the holder’s U.S. federal income tax liability, and may entitle the holder to a refund, provided that the required information is furnished to the U.S. Internal Revenue Service.

Holders should consult their tax advisors regarding the application of information reporting and backup withholding to their particular situations, the availability of an exemption therefrom, and the procedure for obtaining an exemption, if available.

A holder of an Instrument with a maturity at issue of 183 days or less and a principal amount of at least U.S.$500,000 (or its foreign currency equivalent based on the spot rate on the date of issue), by accepting the Instrument, will be deemed to represent and warrant that it is not a United States person (other than an exempt recipient described in section 6049(b)(4) of the Code and the regulations thereunder), and is not acting for or on behalf of any such person.

THE SUMMARY OF U.S. FEDERAL INCOME AND ESTATE TAX SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. ALL PROSPECTIVE PURCHASERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF OWNING INSTRUMENTS OR COUPONS, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND POSSIBLE CHANGES IN TAX LAW.

EU Savings Directive

Under EC Council Directive 2003/48/EC on the taxation of savings income, each Member State is required to provide to the tax authorities of another Member State details of payments of interest or other similar income paid by a person within its jurisdiction to, or collected by such a person for, an individual resident or certain limited types of entity established in that other Member State; however, for a transitional period, Austria, Belgium and Luxembourg may instead apply a withholding system in relation to such payments, deducting tax at rates rising over time to 35 per cent. The transitional period is to terminate at the end of the first full fiscal year following agreement by certain non-EU countries to the exchange of information relating to such payments.

Also, a number of non-EU countries, and certain dependent or associated territories of certain Member States, have adopted similar measures (either provision of information or transitional withholding) in relation to payments made by a person within its jurisdiction to, or collected by such a person for, an individual resident or certain limited types of entity established in a Member State. In addition, the Member States have entered into provision of information or transitional withholding arrangements with certain of those dependent or associated territories in relation to payments made by a person in a Member State to, or collected by such a person for, an individual resident or certain limited types of entity established in one of those territories.

Investors should note that the European Commission has announced proposals to amend the Directive in order to improve its effectiveness. The proposed amendments, if implemented, include an extension of the scope of the Directive so as to cover, amongst other things, (i) a wider range of income equivalent to interest, and (ii) payments made through certain types of entity (whether or not established in a Member State) for the ultimate benefit of an EU resident individual.

PLAN OF DISTRIBUTION
Summary of Agreement

Subject to the terms and on the conditions contained in an amended and restated dealer agreement dated 1 December 2008 (as amended or supplemented from time to time), between the Issuer, the Permanent Dealers and the Arranger (the “Dealer Agreement”), the Instruments will be offered on a continuous basis by the Issuer to the Permanent Dealers. However, the Issuer has reserved the right to issue Instruments directly on its own behalf to dealers which are not the Permanent Dealers. The Instruments may also be issued by the Issuer through the Dealers, acting as agents of the Issuer. The Dealer Agreement also provides for Instruments to be issued in syndicated Tranches which are jointly and severally underwritten by two or more Dealers. The commissions in respect of an issue of Instruments on a syndicated basis will be stated in the relevant Final Terms. The Issuer has agreed to indemnify the Dealers against certain liabilities in connection with the offer and sale of the Instruments.

Selling Restrictions

United States

The Instruments have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in certain transactions exempt from the registration requirements of the Securities Act. Terms used in this paragraph have the meanings given to them by Regulation S under the Securities Act.

Any Instruments having a maturity of more than one year are subject to U.S. tax law requirements and may not be offered, sold or delivered within the United States or its possessions or to a U.S. person, except in certain transactions permitted by U.S. tax regulations. Terms used in this paragraph have the meanings given to them by the U.S. Internal Revenue Code and regulations under it.

Each Dealer has represented and agreed and each further Dealer appointed under the Programme will be required to represent and agree that, except as permitted by the Dealer Agreement, it has not offered, sold or delivered and will not offer, sell or deliver the Instruments of any identifiable Tranche, (a) as part of their distribution at any time or (b) otherwise until 40 days after completion of the distribution of such Tranche as determined and certified to the Issuer and the Issuing and Paying Agent by such Dealer, or in the case of Instruments issued on a syndicated basis by each of such Dealers with respect to Instruments of such Tranche purchased by or through it, in which case the Issuer shall request the Issuing and Paying Agent to notify each such Dealer when all such Dealers have so certified, within the United States or to, or for the account or benefit of, U.S. persons, and it will have sent to each dealer to which it sells Instruments during the distribution compliance period a confirmation or other notice setting forth the restrictions on offers and sales of the Instruments within the United States or to, or for the account or benefit of, U.S. persons.

Each issuance of Dual Currency Instruments will be subject to such additional United States selling restrictions as indicated in the applicable Final Terms. Each Dealer has agreed that it shall offer, sell and deliver such Instruments only in compliance with such additional U.S. selling restrictions.

In addition, until 40 days after the commencement of the offering of any identifiable Tranche, an offer or sale of Instruments within the United States by any dealer that is not participating in the offering may violate the registration requirements of the Securities Act.

Public Offer Selling Restriction under the Prospectus Directive

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Dealer has represented, warranted and agreed, and each further Dealer appointed under the Programme will be required to represent, warrant and agree, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Instruments which are the subject of the offering contemplated by the Prospectus as completed by the Final Terms in relation thereto to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of Instruments to the public in that Relevant Member State:

(a)
if the Final Terms in relation to the Instruments specify that an offer of those Instruments may be made other than pursuant to Article 3(2) of the Prospectus Directive in that Relevant Member State (a “Non-Exempt Offer”), following the date of publication of a prospectus in relation to those Instruments which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, provided that any such prospectus has subsequently been completed by the Final Terms contemplating such Non-Exempt Offer, in accordance with the Prospectus Directive, in the period beginning and ending on the dates specified in such prospectus or Final Terms, as applicable;

(b)	at any time to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(c)
at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(d)
at any time to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the Issuer for any such offer; or

(e)	at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Instruments referred to in (b) to (e) above shall require the Issuer or any Dealer to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Instruments to the public” in relation to any Instruments in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Instruments to be offered so as to enable an investor to decide to purchase or subscribe the Instruments, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State.

United Kingdom

Each Dealer has represented, warranted and agreed, and each further Dealer appointed under the Programme will be required to represent, warrant and agree, that:
(a)
in relation to any Instruments which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any Instruments other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Instruments would otherwise constitute a contravention of Section 19 of the FSMA by the Issuer;

(b)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Instruments in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

(c)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Instruments in, from or otherwise involving the United Kingdom.
Japan

The Instruments have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “Financial Instruments and Exchange Law”). Accordingly, each of the Dealers has represented, warranted and agreed and each further Dealer appointed under the Programme will be required to represent, warrant and agree that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any Instruments in Japan or to, or for the benefit of, any resident of Japan or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with the Financial Instruments and Exchange Law and other relevant laws and regulations of Japan. As used in this paragraph, “resident of Japan” means any person resident in Japan, including any corporation or other entity organised under the laws of Japan.

General

These selling restrictions may be modified by the agreement of the Issuer and the Dealers following a change in a relevant law, regulation or directive. Any such modification will be set out in the Final Terms issued in respect of the issue of Instruments to which it relates or in a supplement to this Prospectus.

No action has been or will be taken in any country or jurisdiction by the Issuer or the Dealers that would permit a public offering of Instruments, or possession or distribution of any offering material in relation thereto, in any country or jurisdiction where action for that purpose is required. Persons into whose hands this Prospectus or any Final Terms comes are required by the Issuer and the Dealers to comply with all applicable laws and regulations in each country or jurisdiction in or from which they purchase, offer, sell or deliver Instruments or have in their possession or distribute such offering material, in all cases at their own expense.

Each Dealer has agreed that it will comply with all relevant laws, regulations and directives in each jurisdiction in which it purchases, offers, sells or delivers Instruments or has in its possession or distributes this Prospectus, any other offering material or any Final Terms and neither the Issuer nor any other Dealer shall have responsibility for such material.

FORM OF FINAL TERMS

The Final Terms in respect of each Tranche of Instruments will be substantially in the following form, duly supplemented (if necessary), amended (if necessary) and completed to reflect the particular terms of the relevant Instruments and their issue. Text in this section appearing in italics does not form part of the form of the Final Terms but denotes directions for completing the Final Terms.

Final Terms dated [•]
NATIONAL GRID USA
Issue of [Aggregate Nominal Amount of Tranche] [Title of Instruments]
under the Euro 4,000,000,000 Euro Medium Term Note Programme
PART A – CONTRACTUAL TERMS

Terms used herein shall be deemed to be defined as such for the purposes of the Conditions set forth in the Prospectus dated 1 December 2008 [and the supplemental Prospectus dated [•]] which [together] constitute[s] a base prospectus for the purposes of the Prospectus Directive (Directive 2003/71/EC) (the “Prospectus Directive”). This document constitutes the Final Terms of the Instruments described herein for the purposes of Article 5.4 of the Prospectus Directive and must be read in conjunction with such Prospectus [as so supplemented]. Full information on the Issuer and the offer of the Instruments is only available on the basis of the combination of these Final Terms and the Prospectus. [The Prospectus [and the supplemental Prospectus] [is] [are] available for viewing [at [website] [and] during normal business hours at [address] [and copies may be obtained from [address]].

The following alternative language applies if the first tranche of an issue which is being increased was issued under a Prospectus with an earlier date.

Terms used herein shall be deemed to be defined as such for the purposes of the Conditions (the “Conditions”) contained in the Trust Deed dated [original date] and set forth in the Prospectus dated [original date] [and the supplemental Prospectus dated [•]] and incorporated by reference into the Prospectus dated 1 December 2008 and which are attached hereto. This document constitutes the Final Terms of the Notes described herein for the purposes of Article 5.4 of the Prospectus Directive (Directive 2003/71/EC) (the “Prospectus Directive”) and must be read in conjunction with the Prospectus dated 1 December 2008 [and the supplemental Prospectus dated [•]], which [together] constitute[s] a base prospectus for the purposes of the Prospectus Directive. The Prospectuses [and the supplemental Prospectus] are available for viewing [at [website]] [and] during normal business hours at [address] [and copies may be obtained from [address]].

[Include whichever of the following apply or specify as “Not Applicable” (N/A). Note that the numbering should remain as set out below, even if “Not Applicable” is indicated for individual paragraphs or sub-paragraphs. Italics denote guidance for completing the Final Terms.]

[When completing final terms or adding any other final terms or information consideration should be given as to whether such terms or information constitute “significant new factors” and consequently trigger the need for a supplement to the Prospectus under Article 16 of the Prospectus Directive.]

1.	Issuer:		National Grid USA

2.	(i)	Series Number:	[ ]

	(ii)	Tranche Number:	[ ]

(If fungible with an existing Series, details of that Series, including the date on which the Instruments become fungible).]

3.	Specified Currency or Currencies:		[ ]

4.	Aggregate Nominal Amount:		[ ]

	[(i)]	Series:	[ ]

	[(ii)]	Tranche:	[ ]

5.	Issue Price:		[ ] per cent of the Aggregate Nominal Amount [plus accrued interest from [insert date] ( if applicable)]

6.	(i)	Specified Denominations:	[ ]*

	(ii)	Calculation Amount:	[If only one Specified Denomination, insert the Specified Denomination. If more than one Specified Denomination, insert the highest common factor] [Note: There must be a common factor in the case of two or more Specified Denominations]

7.	[(i)]	Issue Date:	[ ]]

	[(ii)]	Interest Commencement Date:	[Specify/Issue Date/Not Applicable]

8.	Maturity Date:		[specify date or (for Floating Rate Instruments) Interest Payment Date falling in or nearest to the relevant month and year]

9.	Interest Basis:		[[•] per cent. Fixed Rate]
[[specify reference rate] +/– [•] per cent. Floating Rate]
[Zero Coupon]
[Other (specify)]
(further particulars specified below)

10.	Redemption/Payment Basis:		[Redemption at par]
[Dual Currency]
[Partly Paid]
[Instalment]
[Other (specify)]

[N.B. If the Final Redemption Amount is less than 100 per cent. of the nominal value, the Instruments will constitute derivative securities for the purposes of the Prospectus Directive and the requirements of Annex XII to the Prospectus Directive Regulation No. 809/2004 will apply and the Issuer will prepare and publish a supplement to the Prospectus.]

11.	Change of Interest or Redemption/Payment Basis:		[Specify details of any provision for convertibility of Instruments into another interest or redemption/payment basis]

12.	Put/Call Options:		[Investor Put]

[Issuer Call]

[(further particulars specified below)]

*	Instruments which have a maturity of less than one year must have a minimum denomination of £100,000 (or it equivalent in other currencies)

13.	(i)	Status of the Instruments:	Senior

	(ii)	Date [Board] approval for issuance of Instruments obtained:	[ ] [and [ ], respectively]] (N.B Only relevant where Board (or similar) authorisation is required for the particular tranche of Instruments)]

14.	Method of distribution:		[Syndicated/Non-syndicated]

PROVISIONS RELATING TO INTEREST (IF ANY) PAYABLE

15.	Fixed Rate Instrument Provisions		[Applicable/Not Applicable]
(If not applicable, delete the remaining sub-paragraphs of this paragraph)

	(i)	Rate[(s)] of Interest:	[ ] per cent. per annum [payable [annually/semi-annually/quarterly/monthly] in arrear]

	(ii)	Interest Payment Date(s):	[ ] in each year

	(iii)	Fixed Coupon Amount[(s)]:	[•] per Calculation Amount

	(iv)	Broken Amount(s):	[•] per Calculation Amount, payable on the Interest Payment Date falling [in/on] [•]

	(v)	Day Count Fraction (Condition 3.11):	[30/360 / Actual/Actual ([ICMA]/ISDA)/other]

	(vi)	Determination Dates (Condition 3.11):	[ ] in each year (insert regular interest payment dates, ignoring issue date or maturity date in the case of a long or short first or last coupon. N.B. only relevant where Day Count Fraction is Actual/Actual ([ICMA]))

	(vii)	Other terms relating to the method of calculating interest for Fixed Rate Instruments:	[Not Applicable/give details]

16.	Floating Rate Instrument Provisions		[Applicable/Not Applicable]
(If not applicable, delete the remaining sub-paragraphs of this paragraph)

	(i)	Interest Period(s):	[ ]

	(ii)	Specified Interest Payment Dates:	[ ]

	(iii)	Business Day Convention:	[Floating Rate Convention/ Following Business Day Convention/ Modified Following Business Day Convention/ Preceding Business Day Convention/ other (give details)]

	(iv)	First Interest Payment Date:	[ ]

	(v)	Business Centre(s) (Condition 3.11):	[ ]

	(vi)	Manner in which the Rate(s) of Interest is/are to be determined:	[Screen Rate Determination/ISDA
Determination/other (give details)]

	(vii)	Interest Period Date(s):	(Not Applicable unless different from Interest Payment Date)

	(viii)	Party responsible for calculating the Rate(s) of Interest and Interest Amount(s) (if not the Calculation Agent):	[ ]

	(ix)	Screen Rate Determination (Condition 3.2.3(b)):

		–	Reference Rate:	[ ]

		–	Interest Determination Date(s):	[[ ][TARGET] Business Days in [specify city] for [specify currency] prior to [the first day in each Interest Accrual Period/each Interest Payment Date]]

		–	Relevant Screen Page:	[ ]

		–	Reference Banks (if Primary Source is “Reference Banks”):	[Specify five]

	(x)	ISDA Determination (Condition 3.2.3(a)):

		–	Floating Rate Option:	[ ]

		–	Designated Maturity:	[ ]

		–	Reset Date:	[ ]

		–	[ISDA Definitions: (if different from those set out in the Conditions)	[2000/2006]]

	(xi)	Margin(s):		[+/-][ ] per cent. per annum

	(xii)	Minimum Rate of Interest:		[ ] per cent. per annum

	(xiii)	Maximum Rate of Interest:		[ ] per cent. per annum

	(xiv)	Day Count Fraction (Condition 3.11):		[ ]

	(xv)	Fall back provisions, rounding provisions, denominator and any other terms relating to the method of calculating interest on Floating Rate Instruments, if different from those set out in the Conditions:		[ ]

17.	Zero Coupon Instrument Provisions			[Applicable/Not Applicable]
(If not applicable, delete the remaining sub-paragraphs of this paragraph)

	(i)	Amortisation Yield (Condition 4.4):		[ ] per cent. per annum

	(ii)	Day Count Fraction (Condition 3.11):		[ ]

	(iii)	Any other formula/basis of determining amount payable:		[ ]

18.	Dual Currency Instrument Provisions			[Applicable/Not Applicable]
(If not applicable, delete the remaining sub-paragraphs of this paragraph)

	(i)	Rate of Exchange/method of calculating Rate of Exchange:		[give details]

	(ii)	Calculation Agent, if any, responsible for calculating the principal and/or interest due:		[ ]

	(iii)	Provisions applicable where		[ ]

calculation by reference to Rate of Exchange impossible or impracticable:

	(iv)	Person at whose option Specified Currency(ies) is/are payable:	[ ]

	(v)	Day Count Fraction (Condition 3.11):	[ ]

PROVISIONS RELATING TO REDEMPTION

19.	Residual Holding Call Option		[Applicable/Not Applicable]
(If not applicable, delete the remaining sub-paragraphs of this paragraph)

	(i)	Residual Holding Percentage:	[ ] per cent.

	(ii)	Party responsible for calculating the Residual Holding Redemption Amount (if not the Calculation Agent):	[ ]

	(iii)	Benchmark Security:	[Specify Government Security/swap benchmark]

	(iv)	Benchmark Spread:	[ ] per cent. per annum

	(v)	Benchmark Day Count Fraction:	[ ]

	(vi)	[Other relevant provisions:	[ ]]

20.	Call Option†		[Applicable/Not Applicable]
(If not applicable, delete the remaining sub-paragraphs of this paragraph)

	(i)	Optional Redemption Date(s):	[ ]

	(ii)	Optional Redemption Amount(s) of each Instrument and method, if any, of calculation of such amount(s):	[ ] per Calculation Amount

	(iii)	If redeemable in part:

		(a) Minimum nominal amount to be redeemed:	[ ] per Calculation Amount

		(b) Maximum nominal amount to be redeemed:	[ ] per Calculation Amount

	(iv)	Option Exercise Date(s):	[ ]

	(v)	Notice period (if other than as set out in the Conditions)	[ ]

21.	Put Option		[Applicable/Not Applicable]
(If not applicable, delete the remaining sub-paragraphs of this paragraph)

	(i)	Optional Redemption Date(s):	[ ]

	(ii)	Optional Redemption Amount(s) of each Instrument and method, if any, of calculation of such amount(s):	[ ] per Calculation Amount

†	This does not include the tax call in Condition 4.2 or the call option contained in Condition 4.5.1

	(iii)	Option Exercise Date(s):	[ ]

	(iv)	Notice period (if other than as set out in the Conditions)	[ ]

22.	Final Redemption Amount of each Instrument:		[ ] per Calculation Amount

	(i)	Formula:	[give or annex details]

	(ii)	Calculation Agent responsible for calculating the Final Redemption Amount:	[ ]

	(iii)	Provisions for determining Final Redemption Amount where calculated by reference to Formula and/or other variable:	[give or annex details]

	(iv)	Determination Date(s):	[ ]

	(v)	Provisions for determining Final Redemption Amount where calculation by reference to Index and/or Formula and/or other variable is impossible or impracticable or otherwise disrupted:	[ ]

	(vi)	Payment Date:

	(vii)	Minimum Final Redemption Amount:	[ ] per Calculation Amount

	(viii)	Maximum Final Redemption Amount:	[ ] per Calculation Amount

23.	Early Redemption Amount

	(i)	Early Redemption Amount(s) of each Instrument payable on redemption for taxation reasons (Condition 4.2) or on Event of Default (Condition 8) or other early redemption and/or the method of calculating the same (if required or if different from that set out in the Conditions):	[ ]

	(ii)	Redemption for taxation reasons permitted on days other than Interest Payment Dates (Condition 4.2)	[Yes/No]

	(iii)	Unmatured Coupons to become void upon early redemption (Condition 5.5)	[Yes/No/Not Applicable]

GENERAL PROVISIONS APPLICABLE TO THE INSTRUMENTS

24.	Form of Instruments:		Bearer Instruments:

[temporary Global Instrument exchangeable for a permanent Global Instrument which is exchangeable for Definitive Instruments in the limited circumstances specified in the permanent Global Instrument]

[temporary Global Instrument exchangeable for
Definitive Instruments in the limited circumstances
specified in the temporary Global Instrument]
[permanent Global Instrument exchangeable for
Definitive Instruments in the limited circumstances
specified in the permanent Global Instrument]

25.	New Global Note		[Yes] [No]

26.	Financial Centre(s) or other special provisions relating to Payment Dates (Condition 5.6):		[Not Applicable/give details. Note that this item relates to the date and place of payment, and not interest period end dates, to which item 16(iv) relates]

27.	Applicable TEFRA exemption:		[D Rules/Not Applicable]

28.	Talons for future Coupons or Receipts to be attached to Definitive Instruments (and dates on which such Talons mature):		[Yes/No. If yes, give details]

29.	Details relating to Partly Paid Instruments: amount of each payment comprising the Issue Price and date on which each payment is to be made and consequences (if any) of failure to pay, including any right of the Issuer to forfeit the Instruments and interest due on late payment:		[Not Applicable/give details]

30.	Details relating to Instalment Instruments:		[Not Applicable/give details]

	–	Amount of each instalment:	[ ]

	–	Date on which each payment is to be made:	[ ]

	–	Maximum Instalment Amount:	`

	–	Minimum Instalment Amount:	[ ]

31.	Redenomination, renominalisation and reconventioning provisions:		[Not Applicable/ give details ]

32.	Consolidation provisions:		[Not Applicable/ give details ]

33.	Other final terms:		[Not Applicable/give details]

(When adding any other final terms consideration should be given as to whether such terms constitute a “significant new factor” and consequently trigger the need for a supplement to the Prospectus under Article 16 of the Prospectus Directive.)

DISTRIBUTION

34.	(i)	If syndicated, names of Managers:	[Not Applicable/give names]

	(ii)	Stabilising Manager(s) (if any):	[Not Applicable/give name]

35.	If non-syndicated, name of Dealer:		[Not Applicable/give name]

36.	Additional selling restrictions:		[Not Applicable/give details]

[PURPOSE OF FINAL TERMS

These Final Terms comprise the final terms required to list and have admitted to trading the issue of Instruments described herein pursuant to the Euro Medium Term Note Programme of National Grid USA.]

RESPONSIBILITY

The Issuer accepts responsibility for the information contained in these Final Terms. [[•] has been extracted from [•]. The Issuer confirms that such information has been accurately reproduced and that, so far as it is aware, and is able to ascertain from information published by [•], no facts have been omitted which would render the reproduced information inaccurate or misleading.]

Signed on behalf of the Issuer:

By: ............................................

Duly authorised

PART B – OTHER INFORMATION*

1	Listing

	(i)	Listing:	[London/other (specify)/None]

	(ii)	Admission to trading:	[Application has been made for the Instruments to be admitted to trading on the London Stock Exchange plc’s Regulated Market with effect from [ ].] [Not Applicable.]

	(iii)	Estimate of total expenses related to admission to trading:	[ ]

2	Ratings

	Ratings:		The Instruments to be issued have been rated:

[S & P: [ ]]

[Moody’s: [ ]]

[[Other]: [ ]]

(The above disclosure should reflect the rating allocated to Instruments of the type being issued under the Programme generally or, where the issue has been specifically rated, that rating.)
3	[Notification

The Financial Services Authority [has been requested to provide/has provided — include first alternative for an issue which is contemporaneous with the update of the Programme and the second alternative for subsequent issues] the [include names of competent authorities of host Member States] with a certificate of approval attesting that the Prospectus has been drawn up in accordance with the Prospectus Directive.] **

4	[Interests of Natural and legal Persons involved in the Issue

Need to include a description of any interest, including conflicting ones, that is material to the issue/offer, detailing the persons involved and the nature of the interest. May be satisfied by the inclusion of the following statement:

“So far as the Issuer is aware, no person involved in the offer of the Instruments has an interest material to the offer.”]

[(When adding any other description, consideration should be given as to whether such matters described constitute “significant new factors” and consequently trigger the need for a supplement to the Prospectus under Article 16 of the Prospectus Directive.)]

*
If an issue of Instruments is (i) NOT admitted to trading on a regulated market within the European Economic Area and (ii) only offered in the European Economic Area in circumstances where a prospectus is not required to be published under the Prospectus Directive the Issuer may elect to amend and/or delete certain of the above paragraphs of Part B.

**	Required for derivative securities to which Annex XII to the Prospectus Directive Regulation applies.

5	[Reasons for the Offer, Estimated Net Proceeds and Total Expenses

	(i)	[Reasons for the offer	[ ]

(See [“Use of Proceeds”] wording in Prospectus – if reasons for offer different from general corporate purposes will need to include those reasons here.)]

	(ii)	[Estimated net proceeds:	[ ]

(If proceeds are intended for more than one use will need to split out and present in order of priority. If proceeds insufficient to fund all proposed uses state amount and sources of other funding.)

	(iii)	[Estimated total expenses:	[ ] [Include breakdown of expenses.]

([If the Instruments are derivative securities for which Annex XII of the Prospectus Directive Regulation applies it is] only necessary to include disclosure of net proceeds and total expenses at (ii) and (iii) above where disclosure is included at (i) above.)]*

6	[Fixed Rate Instruments only – YIELD

	Indication of yield:		[ ]

The yield is calculated at the Issue Date on the basis of the Issue Price. It is not an indication of future yield. ]

7	[Dual Currency Instruments only – PERFORMANCE OF RATE[S] OF EXCHANGE

Need to include details of where past and future performance and volatility of the relevant rate[s] can be obtained.]*

[(When completing this paragraph, consideration should be given as to whether such matters described constitute “significant new factors” and consequently trigger the need for a supplement to the Prospectus under Article 16 of the Prospectus Directive.)]

8	OPERATIONAL INFORMATION

	ISIN Code:	[ ]

	Common Code:	[ ]

	Any clearing system(s) other than Euroclear Bank S.A./N.V. and Clearstream Banking société anonyme and the relevant identification number(s):	[Not Applicable/give name(s) and number(s) [and address(es)]]

	Delivery:	Delivery [against/free of] payment

	Names and addresses of additional Paying Agent(s) (if any):	[ ]

	Intended to be held in a manner which would allow Eurosystem	[Yes][No] [Note that the designation “Yes” simply means that the Instruments are intended upon issue to be deposited with Euroclear or Clearstream, Luxembourg as Common Safekeeper and does not

*	Required for derivative securities to which Annex XII to the Prospectus Directive Regulation applies.

	eligibility:	necessarily mean that the Instruments will be recognised as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem either upon issue or at any or all times during their life. Such recognition will depend upon satisfaction of the Eurosystem eligibility criteria.][Include this text if “Yes” selected in which case the Instruments must be issued in NGN form]

9	General

	The aggregate principal amount of Instruments issued has been translated into Euro at the rate of [•], producing a sum of (for Instruments not denominated in Euro):	[Not Applicable/[[Euro]][•]]

	Additional steps that may only be taken following approval by an Extraordinary Resolution in accordance with Condition 10.1:	[Not Applicable/give details]

GENERAL INFORMATION
1.
The admission of the Programme to listing on the Official List of the U.K. Listing Authority and to trading on the Market is expected to take effect on or about 3 December 2008. The listing of the Instruments on the Official List will be expressed as a percentage of their nominal amount (exclusive of accrued interest). Any Tranche of Instruments intended to be admitted to listing on the Official List of the U.K. Listing Authority and admitted to trading on the Market will be so admitted to listing and trading upon submission to the U.K. Listing Authority and the Market (in accordance with their rules and procedures) of the relevant Final Terms and any other information required by the U.K. Listing Authority and the Market, subject in each case to the issue of the relevant Instruments. Prior to official listing, dealings will be permitted by the Market in accordance with its rules. Transactions will normally be effected for delivery on the third working day in London after the day of the transaction.

However, Instruments may be issued pursuant to the Programme which will not be admitted to listing and/or trading by the U.K. Listing Authority or the Market or any other listing authority, stock exchange and/or quotation system or which will be admitted to listing, trading and/or quotation by such listing authority, stock exchange and/or quotation system as the Issuer and the relevant Dealer(s) may agree.

2.	The Issuer has obtained all necessary consents, approvals and authorisations in the United States of America in connection with the issue and performance of the Instruments.

3.
The establishment of the Programme was authorised by a resolution of the Executive Committee of the Board of Directors of the Issuer passed on 14 November 2007 and the update of the Programme was authorised by a written consent in lieu of a special meeting of the Board of Directors of the Issuer passed on 20 November 2008.

4.
The Instruments have been accepted for clearance through the Euroclear and Clearstream, Luxembourg. The appropriate common code and the International Securities Identification Number in relation to the Instruments of each Series will be specified in the Final Terms relating thereto. The relevant Final Terms shall specify any other clearing system(s) as shall have accepted the relevant Instruments for clearance together with any further appropriate information.

5.
Neither the Issuer nor any of it subsidiaries is or has been involved in any governmental, legal or arbitration proceedings (including any such proceedings which are pending or threatened of which the Issuer is aware) during the 12 months preceding the date of this Prospectus which may have, or have in such period had, significant effects on the financial position or profitability of the Issuer or of the Group.

6.
There has been no significant change in the financial or trading position of the Issuer or the Group since 31 March 2008 and no material adverse change in the prospects of the Issuer since 31 March 2008.

7.
PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm of 300 Madison Avenue, New York NY 10017 (members of the American Institute of Certified Public Accountants), have audited, and rendered unqualified audit reports on, the consolidated financial statements prepared under U.S. GAAP of the Issuer for the years ended 31 March 2008 and 31 March 2007.

8.
Each Instrument having a maturity of more than one year, Receipt, Coupon and Talon will bear the following legend: “Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code”.

9.
For so long as the Programme remains in effect or any Instruments are outstanding, copies of the following documents may be inspected during usual business hours on any weekday (Saturdays, Sundays and public holidays excepted), at the registered offices of the Issuer and the specified office in London of the Issuing and Paying Agent:

(a)	a copy of this Prospectus together with any supplement to this Prospectus or further Prospectus;

(b)	the constitutional documents of the Issuer; and

(c)
the audited consolidated accounts of the Issuer for the financial years ended 31 March 2007 and 31 March 2008, respectively, and any consolidated interim accounts of the Issuer published subsequently to such accounts.

In addition, this Prospectus is and, in the case of Instruments to be admitted to the Official List and admitted to trading on the Market, the relevant Final Terms will be, available on the website of the Regulatory News Service operated by the London Stock Exchange at www.londonstockexchange.com/en-gb/pricesnews/marketnews.

REGISTERED OFFICE OF THE ISSUER
National Grid USA
25 Research Drive
Westborough
MA 01582
United States of America
THE ARRANGER
HSBC Bank plc
8 Canada Square
London E14 5HQ
United Kingdom
DEALERS

Commerzbank Aktiengesellschaft 60 Gracechurch Street London EC3V 0HR United Kingdom	Deutsche Bank AG, London Branch Winchester House 1 Great Winchester Street London EC2N 2DB United Kingdom

HSBC Bank plc 8 Canada Square London E14 5HQ United Kingdom	Morgan Stanley & Co. International plc 25 Cabot Square Canary Wharf London E14 4QA United Kingdom
LEGAL ADVISERS
To the Dealers as to English law and United States law and to the Trustee as to English law
Clifford Chance LLP
10 Upper Bank Street
London E14 5JJ
United Kingdom
To the Issuer as to English and United States law
Linklaters LLP
One Silk Street
London EC2Y 8HQ
United Kingdom
THE TRUSTEE
The Law Debenture Trust Corporation p.l.c.
Fifth Floor
100 Wood Street
London EC2V 7EX
United Kingdom
ISSUING AND PAYING AGENT
The Bank of New York Mellon
One Canada Square
London E14 5AL
United Kingdom
PAYING AGENT
KBL European Private Bankers S.A.
43 Boulevard Royal
L-2955 Luxembourg
Luxembourg
REGISTERED AUDITORS TO THE ISSUER
PricewaterhouseCoopers LLP
300 Madison Avenue
New York
NY 10017
United States of America